As filed with the Securities and Exchange Commission on February 15, 2010

Registration No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ALPHA GREEN ENERGY LIMITED
(Exact name of registrant as specified in its charter)

Arizona	4911	27-0349943
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

(Address and telephone number of principal executive offices and principal place of business)

Mr. William TIEN
President

ALPHA GREEN ENERGY LIMITED
8040 E. Morgan Trail, Unit 18, Scottsdale, AZ 85258,
United States of America
(480) 966 2020

(Name, address and telephone number of agent for service)

Copies to:

Mr. Norm Klein
EASTBRIDGE INVESTMENTS GROUP INC.
8040 E. Morgan Trail, Unit 18, Scottsdale, AZ 85258,
United States of America

(480) 966 2020

(Name, address, including zip code, and telephone number
including area code, of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer           [   ]

Accelerated filer                      [   ]

Non-accelerated filer             [   ]

Smaller reporting company   [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $.0001 per share	23,200,000	$0.50	$11,600,000	$$827.08

TOTAL	23,200,000	$0.50	$11,600,000	$$827.08

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.

(2) The selling shareholders will offer their shares at $0.50 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2010

ALPHA GREEEN ENERGY LIMITED

23,200,000 SHARES OF COMMON STOCK

The Selling shareholders are offering up to 23,200,000 shares of common stock. The selling shareholders will offer their shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, there is no trading market in our common stock, and we cannot assure you that a trading market will develop Our common stock is not currently listed on any national securities exchange, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 15, 2010

Table of Contents

                                                                                                                                                             Page

Prospectus Summary                                                                                                                          5

Risk Factors                                                                                                                                          7

Forward Looking Statements                                                                                                            13

Use of Proceeds                                                                                                                                  14

Selling Shareholders                                                                                                                          14

Plan of Distribution                                                                                                                           47

Description of Securities                                                                                                                  48

Interests of Named Experts and Counsel                                                                                       49

Description of Business                                                                                                                    49

Description of Property                                                                                                                     57

Market for Equity and Related Stockholder Matters                                                                   57

Legal Proceedings                                                                                                                               58

Management’s Discussion and Analysis                                                                                       59

Critical Accounting Policies                                                                                                             59

Directors, Officers and Management                                                                                             60

Executive Compensation                                                                                                                   63

Security Ownership of Certain Beneficial Owners and Management                                      63

Certain Relationships and Related Transactions                                                                         64

Indemnification for Security Act Liabilities                                                                                   64

Index to Financial Statements                                                                                                           67

Report of Independent Registered Public Accounting Firm                                                         68

Financial Statements                                                                                                                           68

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "AGEL", "Company", "we," "us," or "our" refer to ALPHA GREEN ENERGY LIMITED.

Organization

ALPHA GREEN ENERGY LIMITED ("AGEL") is an Arizona Corporation with one operating subsidiary, FIBER ONE LIMITED, which is a Hong Kong Limited Company (“FIBERONE”). The Company was formed on April 1, 2009, under the laws of the State of Arizona, and its subsidiary FIBERONE was formed in January 2004 in Hong Kong under the name "FIBER ONE LIMITED". The Company, through FIBERONE, owns a patented technology for the treatment of pre and post harvest of fruits and vegetables utilizing environmentally friendly products.

On September 30, 2009, we purchased 95% of the equity interests of FIBERONE for consideration of U.S. $105,000. As a result, FIBERONE became a subsidiary of the Company.

We are a renewable energy project developer and have had limited revenues since our formation. There is currently no public market for our common stock. As with any investment, there are certain risks involved in this offering.  All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering.  The purchase of our shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein on page 6.  Any person who cannot afford the loss of their entire investment should not purchase our shares.

Business

AGEL was established in 2009 to acquire, develop and operate new renewable green energy power plant permits and licences which are environmentally friendly alternative solutions to current energy power methods.

AGEL and its director, Mr. William TIEN, have invested many years of research in developing eco-friendly solutions and licensing proven biomass energy feedstock programs and biomass power plant project development.  The company is supported by a multinational team which has financed, developed and operated significant portfolios of renewable energy assets around the world and has positioned itself amongst visionary leaders in this field.

AGEL is addressing the need to develop new biomass power plants from 10 to 50 MW (mega-watts) range. We believe China has a need for more than 30,000 MW of biomass power by 2020 or equivalent to 600 x 50 MW power plant permits, where the incentives include income tax and grid energy rebate programs from China’s regulated energy commission. As of the date of the filing of this registration statement, AGEL is focusing on the development of biomass power plant permits in China, Canada, Australia and the United States, and construction of AGEL’s first 50MW biomass power plant development in Jiyuan city, Henan province in China.

The market for AGEL’s services is divided into two main areas: (i) renewable green energy power plant projects, where AGEL’s services in the financing, integration of biomass feedstock technology and management of smart grid utilities creates a dynamic power plant management, and (ii) the marketing and pooling of carbon offsets from the power plants.

Our website is located at http://www.alphagreenenergy.com . The contents of our website and the websites referenced throughout this Prospectus are not part of this Prospectus.

The Offering

Common stock outstanding before the offering	104,500,000
Common stock offered by selling stockholders

Up to 23,200,000 shares.

 The maximum number of shares to be sold by the selling stockholders, 23,200,000 represents approximately 20% of our current outstanding stock.

The selling stockholders will offer their shares at $0.50 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this annotation, thereafter at prevailing market prices or privately negotiated prices.

Common stock to be outstanding after the offering	Up to 104,500,000 shares
Use of proceeds	We will not receive any proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.
Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.
Forward-Looking Statements

This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 104,500,000 shares of common stock outstanding as of September 30, 2009.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our independent auditors have expressed doubt about our ability to continue our activities as a going concern, which may hinder our ability to obtain future financing.

Since we have been focused on developing our propriety technology for availability of commercialization, we have suffered recurring losses from operations. The continuation of our company as a going concern is dependent upon our company attaining and maintaining profitable operations and raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the years ended December 31, 2008 and 2007, our independent auditors included an explanatory paragraph regarding the doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the status of the company.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant/substantial dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.  If the Company should fail to continue as a going concern, you may lose the value of your investment in the Company.

We have a limited operating history upon which to base an investment decision.

Our operating subsidiary, FIBERONE, was formed in January 2004 and we have only recently purchased FIBERONE on September 30, 2009. We have a limited operating history as a company.  As a result, there is very limited historical performance upon which to evaluate our prospects for achieving our business objectives.  Our prospects must be considered in light of the risks, difficulties and uncertainties frequently encountered by development stage entities.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our project financing, research and development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  There is no assurance additional funds will be available from any source; or, if available, such funds may not be on terms acceptable to the Company.  In either of the aforementioned situations, the Company may not be able to fully implement its growth plans. Moreover, we will not receive any proceeds from the sale of stock by our selling stockholders, and thus this offering will not affect our ability to meet capital requirements. Additionally, we have not been legally able to undertake any financing efforts, other than some short term debt financing effort, while our Registration is pending.

In order to continue our operations, without expanding our activities we estimate that we will need minimum capital in the sum of U.S. $5 Million by the end of 2010 (as of this registration, we have raised U.S. $100,000.) and the sum of U.S. $20 Million the end of 2011.

We expect to face significant competition from other companies looking to develop or acquire biomass power plant permits and suitable land mass for biomass feedstock programs to supply to the biomass power plants.

We expect to face significant   competition in every aspect of our business, and particularly from other companies that seek to enter our market. As biomass energy permit regulators are pushing to implement green energy power plant projects, existing facilities suppliers of these solutions are anxiously looking to develop or acquire new alternative environment-friendly solutions that can sustain their market share and revenue streams or enable the continuance at current levels using new treatment regimens. Additionally, as the market opportunity becomes imminent, competitors and new players will most likely attempt to develop similar or comparable solutions. Although AGEL believes its biomass feedstock technology is unique, and will provide a significant competitive barrier to entry, it is nevertheless possible that superior or more cost-effective alternative biomass feedstock technology will emerge that will achieve greater market acceptance and render AGEL’s services less competitive. Furthermore, existing vendors can cooperate to combat new players by reducing market prices and margins for other competitive initiatives. The future success of AGEL will therefore depend, to a large extent, upon the company’s ability to achieve market acceptance of its innovative solutions as well as develop and introduce new products and enhancements to existing products. No assurance can be given that the Company will be able to compete in such a market place.

We are dependent upon our Managers for the operating of the Company.

The Company is dependent upon the services of its management to determine and implement the overall focus and strategy of the Company.  Furthermore, the Company is dependent upon the Managers to oversee the operations of AGEL and FIBERONE.  Thus, there can be no assurance that the Managers’ experience will be sufficient to successfully achieve the business objectives of the Company.  All decisions regarding the management of the Company’s affairs will be made exclusively by the Officers and Directors of the Company.  In the event these persons are ineffective, the Company’s business and results of operation would likely be adversely affected.

 Our success is dependent upon our ability to achieve regulatory approvals in the U.S. and abroad.

A critical key to our success and ability to expand our business is our ability to obtain regulatory approvals in China, Australia, Canada and the United States for the use of our services in these countries and subsequently in other countries. The regulatory approvals are dependant on demo sites to show the efficacy of the biomass feedstock program to meet the minimum requirement of the biomass power plant. Such demonstration sites might take longer than expected to develop and it might delay obtaining such regulatory approvals or might cause delay in starting operations on a large scale in these countries and jurisdictions.

Our success is dependent upon our ability to meet financial benchmarks.

In order to achieve a minimum of 25% investment return in the first 4 years, which we believe is necessary, and attain a leading market share as the new standard of biomass power plants, the Company’s services must not only be approved by the regulators but also supported by the local government’s tax incentives, power grid buy back programs, rebates in renewable energy supply and carbon offset programs. AGEL is aware of this and is focusing on our biomass feedstock technology to receive the recognition of the industry, but no assurances can be made that we will succeed in such endeavour nor how long it will take until we meet our financial return.

Our inability to attain and protect intellectual property rights could reduce the value of our products, services and brand.

Patents and pending patents, trademarks, trade secrets, copyrights and other intellectual property rights may be important assets for us. Various events outside of our control pose a threat to our ability to attain or protect intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our ability to attain or protect our intellectual property rights could harm our business or our ability to compete. Also, protecting intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our future intellectual property could make it more expensive to do business and harm our operating results.

Our success is dependent upon the implementation on our first biomass power plant in China.

The future of the company is dependent upon the acceptance of environment-friendly, non-residue storage solutions as well as the objection to genetically modified, fruits and vegetables. Although this appears to be the direction the market is going in, these trends as well as the future size of this market, and other potential markets for the Company’s products, depend upon a number of factors, many of which are beyond the control of the Company. For example, failure to receive regulatory approvals or failure to convince retailers or food processors to bear additional cost for residue-free fruit and vegetables, or failure to convince the consumers to purchase residue-free fruits and vegetables for higher prices, could have adverse effects on AGEL’s business, financial condition, operating results and cash flow going forward.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall if we are listed on the OTCBB. Each of the risk factors listed in the section Risk Factors, and the following factors may affect our operating results:

•	Our ability to acquire biomass power plant permits.
•	Our ability to build and finance the power plants.
•	Our ability to generate revenue from our power plants.
•	The amount and timing of operating costs and capital expenditures related to the building, maintenance and expansion of our businesses, operations and infrastructure.
•	Our focus on long-term goals over short-term results.
•	Our ability to keep our biomass feedstock programs operational at a reasonable cost and without service interruptions.
•	The overall global economic situation.
•	Carbon offset pricing and financing.

Our business depends to some extent on international transactions.

As a consequence of the international nature of AGEL’s business, the company is exposed to risks associated with changes in foreign currency exchange rates. A majority of the company’s revenues and substantially all of its costs of sales occur in China or other foreign countries, while our management, marketing, sales and R&D costs occur mainly in Australia or the United States. The Company is therefore exposed to foreign currency risk due to fluctuations in exchange rates. This may result in gains or losses with respect to movements in exchange rates, which may be significant and may also cause fluctuations in reported financial information that are not necessarily related to the Company’s operating results.

We operate in developing countries which are affected seriously by the global economic crisis.

We are currently operating in developing countries such as China and we intend to operate in other developing countries which are impacted by the current global economic crisis. This may affect our ability to expand our operations and to achieve our sales targets in these countries.

AGEL's operations are subject to significant natural disasters, hazards and risks inherent in the supply and storage of the biomass feedstock. In huge mass aggregations, biomass feedstock contains potential fire risk and should be stored in a cool, dry, well-ventilated area and away from any flammable or combustible substances. We may store biomass within 10 kilometers from the power plant site and transport in contracted supply vehicles and should be stored in storage sites composed of non-reactive materials. These hazards and risks include fires, explosions, third-party interference (including terrorism) and mechanical failure of equipment at AGEL’s or a third-party’s facilities. The occurrence of any of these events could result in production and distribution difficulties and disruptions, personal injury or wrongful death claims and other damage to properties.

Risks Related to our Location in China

Conditions in China may limit our ability to manage and market our services, which would lead to a decrease in revenues.

Because parts of our operations are conducted in China and our management is located in Australia and China, our operations are directly affected by economic, political and military conditions affecting China. Specifically, we could be adversely affected by:

  any major hostilities involving China;
  risks associated with outages and disruptions of communications networks due to any hostilities involving China; and
  a significant downturn in the economic or financial conditions in China.

Any escalation in hostilities or any future conflict, political instability or violence in the region may have a negative effect on our business, harm our results of operations and adversely affect our share price.

We may not be able to enforce covenants not-to-compete under current Chinese law that might result in added competition for our services.

We have non-competition agreements with all of our employees, all of which are governed by Chinese law. These agreements prohibit our employees from competing with or working for our competitors, generally during and for up to 6 months after termination of their employment. However, Chinese courts are reluctant to enforce non-compete undertakings of former employees and tend, if at all, to enforce those provisions for relatively brief periods of time in restricted geographical areas and only when the employee has obtained unique value to the employer specific to that employer’s business and not just regarding the professional development of the employee. If we are not able to enforce non-compete covenants, we may be faced with added competition.

Risks Related to this Offering.

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria.  No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder.  Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There is presently no market for the shares, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for sale or transferability of the shares within the near future. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time.  There is not a public market for the resale of the Shares.  A prospective investor, therefore, may not be able to liquidate their investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Because We May Be Subject To The “Penny Stock” Rules, You May Have Difficulty In Selling Our Common Stock.

If a public market develops for our common stock and our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules.  These rules impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own. According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•                Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•                Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•                “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•                Excessive and undisclosed bid-ask differentials and mark-ups by selling broker-dealers; and

•                The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

If we are subject to penny stock rules, you may have difficulty selling your shares of our common stock.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•                our ability to attract and retain management;

•                our growth strategies;

•                anticipated trends in our business;

•                our future results of operations;

•                our ability to make or integrate acquisitions;

•                our liquidity and ability to finance our acquisition and development activities;

•                the timing, cost and procedure for proposed acquisitions;

•                the impact of government regulation;

•                estimates regarding future net revenues;

•                planned capital expenditures (including the amount and nature thereof);

•                estimates, plans and projections relating to acquired properties;

•                our financial position, business strategy and other plans and objectives for future operations;

•                the possibility that our acquisitions may involve unexpected costs;

•                competition;

•                the ability of our management team to execute its plans to meet its goals;

•                general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favourable than expected; and

•                other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company.  No independent accountant or appraiser has been retained to protect the interest of the investors.  No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares.  Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the 23.2 million shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

		Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of Offering	Percentage of Shares Owned upon Completion of Offering (1)
	Shares Beneficially Owned Prior to Offering
Selling Stockholder
1047195 Ontario Inc	4,065	4,065	0	0
16 Onondgga Street Investment	1	1	0	0
A.G. Edwards & Sons Inc.	776	776	0	0
A .R.J. Inc.	1	1	0	0
Anna M Abbott	12	12	0	0
Joseph B Abel	1	1	0	0
Mathew E Abraham	1	1	0	0
Mohamad Mahmoud Musa Abu-Khalaf	14	14	0	0
ACB Limited	263	263	0	0
Jerry Adamek	1	1	0	0
David L Adams	1	1	0	0
Elson Adams	1	1	0	0
Jerry G Adams	1	1	0	0
Dominic Addabbo	17	17	0	0
ADP Clearing & Outsourcing Services Inc	209	209	0	0
Age Investment CO	1	1	0	0
Joseph P. Aguglia Sr.	1	1	0	0
Daniel G. Aiello	1	1	0	0
Evie Alexandria Ainscough	72	72	0	0
Hannah Patricia Ainscough	50	50	0	0
Thomas Stephen Ainscough	50	50	0	0
Gracha Akopyan	83	83	0	0
Alanco	1	1	0	0
Michael O Aldridge	1	1	0	0
Randall J Aldridge	1	1	0	0
Alexander and Company International Pty Ltd	14,000,000	2,800,000	11,200,000	10.72%
John James Aliamo	1	1	0	0
J.W. Allison	1	1	0	0
Lurline J. Almond	1	1	0	0
Alpha Auctus Pty Ltd	10,000,000	2,000,000	8,000,000	7.66%
Dennis G Alwine	111	111	0	0
Charles R. Amadon	1	1	0	0
Ameritrade Inc.	3,637	3,637	0	0
Graham Anderson	50	50	0	0
Walter Anderson	1	1	0	0
Brian Angliss	1,743	1,743	0	0
Augustus Antico	1	1	0	0
Elvira Arena	1	1	0	0
A Dale Armstrong	1	1	0	0
David Armstrong	1	1	0	0
Eugene Armstrong	1	1	0	0
Carl Edward Arnett	1	1	0	0
James Arnold	72	72	0	0
Russell S Arnold	111	111	0	0
William Arnold	3	3	0	0
Ana Paula Arocha	12	12	0	0
Margaret R. Aronson	1	1	0	0
Asbjoern Lauvstad	193	193	0	0
Perry D Ashley	1	1	0	0
D Warren Ashy	1	1	0	0
Fred Askegren	1	1	0	0
Cyrus Assadi	1	1	0	0
ATC Technology Corporation	119,260	119,260	0	0
Robert C. Auerbach	1	1	0	0
James Wayne Ausmus	1	1	0	0
Nathaniel Ausubel	1	1	0	0
Auspore Trust	28,000,000	5,600,000	22,400,000	21.44%
Marshall D Autra	1	1	0	0
Gordon J. Azar	2	2	0	0
Mildred C Babicz	3	3	0	0
Timothy C. Babin	1	1	0	0
Paul E. Bailey	1	1	0	0
Dolores Baker	1	1	0	0
James J Baker	12	12	0	0
King M Baker	1	1	0	0
Michael A. Baker	1	1	0	0
Warren J Baldwin	1	1	0	0
Gregory R Ball	1	1	0	0
Radhi Banerjee	83	83	0	0
Christina Bange	3	3	0	0
Bank Coop AG Basle	56	56	0	0
Terry E. Bankston	1	1	0	0
John L. Barclay	1	1	0	0
Gladys R Barnes	1	1	0	0
Randy Barnhurst	1	1	0	0
Vernon E & Carla Barnum	1	1	0	0
Robert Barrack	1	1	0	0
Anthony E Bartel	1	1	0	0
James Bassett	1	1	0	0
Barbara Bastian	1	1	0	0
Anthony Batastini	6	6	0	0
James L. Batts	1	1	0	0
Ernest B Baudoin Sr.	1	1	0	0
Janet Diane Bauernschmidt	1	1	0	0
John Baumgartner	111	111	0	0
Baustan Capital Pty Ltd	5,000,000	1,000,000	4,000,000	3.83%
Bear Stearns Securities Corp	67	67	0	0
John Bear	1	1	0	0
Helga Beathune	1	1	0	0
Jack Beathune	1	1	0	0
Doug J. Beck	1	1	0	0
Jeffrey D Becker	211	211	0	0
Christopher R Becze	9	9	0	0
Manny Behar	1	1	0	0
James Beldner	14	14	0	0
Murry Beletz	1	1	0	0
John W. Bell	1	1	0	0
Ronald W. Bell	1	1	0	0
Jacob Benjamin	9	9	0	0
Ronald S Benko	1	1	0	0
John L Bennett	1	1	0	0
Arnold W Benson	1	1	0	0
Steven B. Bentley	1	1	0	0
Tom J. Bentley	1	1	0	0
Valerie Bentley-Reich	1	1	0	0
William Norman Berger Jr	12	12	0	0
L J Bergeron	1	1	0	0
Kevin Berkins	140	140	0	0
Art Berman	1	1	0	0
Alfred M. Bernhardt	1	1	0	0
Sol Bernstein	1	1	0	0
A K Berntson	1	1	0	0
Philip D Bertrand	1	1	0	0
Robert Lee Bertrand	1	1	0	0
Bestrawl Pty. Ltd	500,000	100,000	400,000	0.38%
Leonard M. Billich	1	1	0	0
Jack B. Bindley	1	1	0	0
Leroy Bird	1	1	0	0
Richard A Birns	1	1	0	0
Paul D. Black	1	1	0	0
Bill W. Blackburn	1	1	0	0
Chad Blackburn	19	19	0	0
Hugh A. Blackburn	6	6	0	0
Hugh A. Blackburn IRA	12	12	0	0
Olin M Blackwood	1	1	0	0
Wallace P Blackwood	1	1	0	0
Harold K. Blair	1	1	0	0
Rose Ann Blaise	1	1	0	0
Angela Blaslano	39	39	0	0
Rachel Blass	111	111	0	0
Jon P Blom	1	1	0	0
Jay Blumer	83	83	0	0
BMO Nesbitt Burns Inc	617	617	0	0
Rosemary Bochichio	1	1	0	0
Roger Bodtke TTEE FBO	1	1	0	0
Betty O. Boehler	1	1	0	0
Edward Bogopulske	1	1	0	0
Edward Bogopulsky	1	1	0	0
Jacob Bogopulsky	1	1	0	0
Eugene M Bologna	1	1	0	0
Leo G Bonacci	1	1	0	0
Gregory P Bonaventure	1	1	0	0
Detmer E. Bonner	1	1	0	0
Judith Ann Bonneville	1	1	0	0
Mark W Bonneville	1	1	0	0
Florence Bonvicino	69	69	0	0
Edwin C Booth	1	1	0	0
William Guy Booth	1	1	0	0
Susan C. Bosiy	1	1	0	0
Jesse Boskoff	44	44	0	0
Gerard J Bossier	1	1	0	0
Barbara J. Bosworth	1	1	0	0
Gregory W. Bourgeiois	1	1	0	0
Brad R Bourne	1	1	0	0
Lee D. Bowen	1	1	0	0
Rodney Boyles	1	1	0	0
Reno Bracci TTEE	17	17	0	0
Stephen W. Bracy	10	10	0	0
Bradford Broker Settlement Inc	1	1	0	0
Carol L Brady	1	1	0	0
Thomas J. Brady	1	1	0	0
Thomas C Brandt	1	1	0	0
Jonathan Steele Braslow	1	1	0	0
Billy G Bray	1	1	0	0
Kenneth P Breg	1	1	0	0
Alfred O. Brehmer	1	1	0	0
Beverly Breisblatt	1	1	0	0
Joe Brewer Sr.	1	1	0	0
Robert Bright	1	1	0	0
William Bright	1	1	0	0
Roy F. Brignac	1	1	0	0
Robert Brodka	111	111	0	0
Marilyn Brookhart	1	1	0	0
Spiro M Broomas	1	1	0	0
Marvin Broussard	1	1	0	0
Rolland L Broussard	1	1	0	0
B. Cleve Brown	1	1	0	0
Bobby G Brown	1	1	0	0
Carl C Brown	1	1	0	0
Grover C Brown	1	1	0	0
Herbert G. Brown	1	1	0	0
Michael C. Brown	1	1	0	0
Steven L. Brown	1	1	0	0
Susan B. Brown	1	1	0	0
Clarence M. Browning	1	1	0	0
Gordon Buchmann	1	1	0	0
Dennis Buck	1	1	0	0
John V Buck	12	12	0	0
Neil H Buck	1	1	0	0
Kevin Lee Buckels	1	1	0	0
Robert Dean Buckingham	1	1	0	0
Mary V Buffington	1	1	0	0
Lucy R. Bunch	1	1	0	0
John Von Burg	551	551	0	0
Keary C Burger	1	1	0	0
Daniel J. Burk	1	1	0	0
James D. Burleigh	1	1	0	0
Scott Burleigh	1	1	0	0
Dorothy M. Burnham	1	1	0	0
Louis Gene Burton	8	8	0	0
David J Butler	32	32	0	0
Tehreem Butt	6	6	0	0
Edward H. Butterworth	1	1	0	0
Michael D. Butts	1	1	0	0
James Richard Byrd	1	1	0	0
Paul Frank Caccamo	68	68	0	0
Antoinette Cadman	1	1	0	0
Charles H Cage	1	1	0	0
Ralph N. Cagle	1	1	0	0
Judene Calanora	39	39	0	0
Gail Norman Caldwell	1	1	0	0
James R Calhoun Jr.	1	1	0	0
California State Controller	1	1	0	0
Bonnie L Callen	1	1	0	0
Cambay Pacific Limited	76	76	0	0
Claude J. Cambre	1	1	0	0
Stefano Cambria	1	1	0	0
George W Cameron	1	1	0	0
Brent J. Campanella	1	1	0	0
Canaccord Capital Corporation	1	1	0	0
Canaccord Capital Corp I/T/F	23	23	0	0
Canaccord Capital Corp I/T/F	276	276	0	0
Canaccord Capital Corp I/T/F	3	3	0	0
Canaccord Capital Corp I/T/F	17	17	0	0
Louis Frank Capalbo	1	1	0	0
Capital 8 Research Ltd	14,000,000	2,800,000	11,200,000	10.72%
Sabato Caponi	1	1	0	0
Charles G Capps	1	1	0	0
David P. Carey Jr.	1	1	0	0
James Carlisle	1	1	0	0
David Carlson	1	1	0	0
Kim P Carmouche	1	1	0	0
Diane S. Carney	1	1	0	0
Carr Securities Corp.	1	1	0	0
Wilma Carter	1	1	0	0
Stephen N Carville	1	1	0	0
Russell Casement	1	1	0	0
Wayne E. Casey	1	1	0	0
Richard Casper	2	2	0	0
William V. Castellano	1	1	0	0
Joseph Catalano	1	1	0	0
Kristopher J Catton	3	3	0	0
David Cavallaro	111	111	0	0
Cede & Company	100,566	100,566	0	0
Century World Investment Pty. Ltd.	500,000	100,000	400,000	<1%
Dorothea M Cerbone	115	115	0	0
Tim Chamberlain	14	14	0	0
Hui Soo Chan	1,000,000	200,000	800,000	<1%
Kenneth Scott Chandler	1	1	0	0
Charles Schwab & Co Inc	18,756	18,756	0	0
Charles Schwab & Co Inc Cust	17	17	0	0
Wendell Cheek	1	1	0	0
Shuhua Cheng	7	7	0	0
Tony Cheng	100,000	20,000	80,000	<1%
Chesley & Dunn Inc.	1	1	0	0
Kathy Chiang	12	12	0	0
Liao Yu Yeh Chiang	198	198	0	0
Mario Chiappa	128	128	0	0
Michael A Chipchase	65	65	0	0
Mike Chipchase	138	138	0	0
Luda Chmeliwskyj	1	1	0	0
Kung Cho	552	552	0	0
Cheung Sau Choi	1	1	0	0
Michael Christensen	1	1	0	0
Ronald M. Christensen	1	1	0	0
Marc Christiaens	17	17	0	0
Peggy M. Christian	1	1	0	0
CIBC World Markets Corp	138	138	0	0
Anthony Cisco	1	1	0	0
Charles T. Cisco	1	1	0	0
Citigroup Global Markets Inc	983	983	0	0
Christiane Claerbout	4	4	0	0
Paul R. Clapper	1	1	0	0
Mark W. Clarey	1	1	0	0
Michael T. Clarke	1	1	0	0
Kathy L Clearwaters	1	1	0	0
Bradford T Clement	1	1	0	0
Bobby Clemons	1	1	0	0
Marlin C Cloud	1	1	0	0
Jo Ann Cochran	6	6	0	0
Naomi Cogdell	1	1	0	0
Charles Comeaux	1	1	0	0
Commonwealth Associates	6	6	0	0
Concord Growth Consultants LLC	496	496	0	0
John J Coniglio Jr.	1	1	0	0
Susan L Connell	3	3	0	0
Richard Conner	1	1	0	0
Dempsey Connor	1	1	0	0
Olympia M Conrad	281	281	0	0
Stanley E. Cook	1	1	0	0
P. H. Cooper	1	1	0	0
Joel B Cornelius	1	1	0	0
Corommandel Limited	786	786	0	0
T Patrick Coursey	1	1	0	0
Darrell Courtney	25	25	0	0
Cove Management & Consulting LLC	12,984	12,984	0	0
Coweal Pty. Limited	100,000	20,000	80,000	<1%
Charles G. Cowley	1	1	0	0
Anita Cox	1	1	0	0
Don L. Cox	1	1	0	0
John H Coyle	1	1	0	0
Steve Coyle	221	221	0	0
Jimmy H. Crain	1	1	0	0
Joseph P Crawford	1	1	0	0
Norris W. Crawford	1	1	0	0
Paul D Crawford	1	1	0	0
Credit Suisse First Boston LLC	166	166	0	0
Jeff Crevoiserat	1	1	0	0
Phillip E Criddle	1	1	0	0
John A. Crocker Jr.	1	1	0	0
Erma W Crocker	1	1	0	0
Jack Cronin	1	1	0	0
Jeremy Clyde Crowder	3	3	0	0
Cudd & Co	356	356	0	0
Lester Cufaude	1	1	0	0
Bob Cunningham	1	1	0	0
Phillip R. Cypher	56	56	0	0
Cypress Realty, Inc.	56	56	0	0
Gary A Daddino	83	83	0	0
Samuel A Dagostino	1	1	0	0
Glenn Daigle	1	1	0	0
Harold L Dalavne	1	1	0	0
George T Dale	1	1	0	0
Bernard Daly	1	1	0	0
Edward C Danford	1	1	0	0
David K Daniels	1	1	0	0
Stuart Dann	1	1	0	0
Philip J. Darragh	1	1	0	0
Mimmi Dasaro	1	1	0	0
John Daugherty	1	1	0	0
Gladys E Davanzo	138	138	0	0
John M Davanzo	89	89	0	0
Davenport & Company LLC	614	614	0	0
Scottye Davidson	1	1	0	0
Howard James Davies	8	8	0	0
William Davies	1	1	0	0
Audry Ann Davis	1	1	0	0
Donald Davis	1	1	0	0
John L. Davis	1	1	0	0
Ronald W. Davis	1	1	0	0
Blaine S. Day	1	1	0	0
Nancy Day	1	1	0	0
Scott Dayton	17	17	0	0
Mabel P. Dean	1	1	0	0
Dean, Witter, Reynolds Inc.	1	1	0	0
Irene DeCroce	3	3	0	0
Macgeline Dehrle	1	1	0	0
Jimmy M Delaneuville	1	1	0	0
Delaware Charter Guarantee & Trust Co	210	210	0	0
Delaware Charter Guarantee & Trust Co	175	175	0	0
Delaware Charter Guarantee	12	12	0	0
Delaware Charter Guarantee	23	23	0	0
Leo J. Dembinski	89,444	89,444	0	0
W Lewis Demoss Jr.	1	1	0	0
John Robert Deneen	1	1	0	0
Desjarding Securities Inc	17	17	0	0
Kenneth W Deslatte	1	1	0	0
Mickey P. Desselle	1	1	0	0
Deutsche Bank Securities Inc	441	441	0	0
James D DeYoung	37	37	0	0
Christopher Diamond	102	102	0	0
H C Dickerson	1	1	0	0
Charles L. Diehl	1	1	0	0
Charles L. Diehl	1	1	0	0
Michael J. Diehl	1	1	0	0
Edward Bronson Diethrich II	1	1	0	0
Billy R. Dietrich	1	1	0	0
Kevin A Diez	1	1	0	0
Virginia Dillard	64	64	0	0
Martha Dimercurio	1	1	0	0
Patricia Dinicola-Pembroke	5	5	0	0
Patrick J Disney	1	1	0	0
Ron Divis	1	1	0	0
My An Thi Doan	8,303	8,303	0	0
Karen J Docherty	1	1	0	0
John E Doetsch Jr	1	1	0	0
Andrew A. Dohn	1	1	0	0
David P Dollar	1	1	0	0
Jerry Domagale	1	1	0	0
Dominick	6	6	0	0
Stacie J Dorfman	1	1	0	0
Phillip R. Dorn	1	1	0	0
Sharon C Dorsey	13	13	0	0
Terry R. Doucette	1	1	0	0
John F Doyle	1	1	0	0
Robert Dragland	1	1	0	0
William P. Drago	1	1	0	0
Roy A Drake	1	1	0	0
Charles O. Dubois	1	1	0	0
Lou Dubravac	2	2	0	0
Paul D Dueren	6	6	0	0
Herbert Dumain	1	1	0	0
Andrew S Duncan	1	1	0	0
Jeananne C. Duncanson	1	1	0	0
Dundee Securities Corporation	56	56	0	0
Bich Duong	7,439	7,439	0	0
Quang D Duong	12	12	0	0
Greg L. Duplessia	1	1	0	0
Greg Duplessis	1	1	0	0
Greg L Duplessis	1	1	0	0
Raymond P Dupuy	1	1	0	0
Anna B. Dye	1	1	0	0
James W. Dye	1	1	0	0
Glen R Dyer	1	1	0	0
Larry R Dyer	83	83	0	0
Clinton T. Dyess	1	1	0	0
E & E Communications	299	299	0	0
E*Trade Clearing LLC	42,799	42,799	0	0
E*Trade, Custodian	1	1	0	0
Eastbridge Investment Group Corp.	10,000,000	2,000,000	8,000,000	7.66%
Judith A Eberle	12	12	0	0
Ecetra Central European	973	973	0	0
Dino Economi	1	1	0	0
Ronald G Eddy	2	2	0	0
Philip H. Edelstein	1	1	0	0
Duwayne Hayes Edington	56	56	0	0
Donald G Edlund	1	1	0	0
Edward D. Jones	1	1	0	0
Cleon Edwards	1	1	0	0
Douglas A Edwards	1	1	0	0
Susan Egan	1	1	0	0
Loran L. Egle	1	1	0	0
EIG Capital Investments, Ltd.	1,888	1,888	0	0
EIGHT-J INC	56	56	0	0
Dale E. Einspahr	1	1	0	0
Harry K Eisenberg	1	1	0	0
Benjamin Eisner	2	2	0	0
Elfinore Holdings Inc	2	2	0	0
Bruce Elkins	1	1	0	0
John W. Elliott	1	1	0	0
Kelley Ellis	27	27	0	0
Shirley A. Elwood	1	1	0	0
Emmett A Larkin Company Inc	6	6	0	0
John W Englick	1	1	0	0
Robert L English II	1	1	0	0
Paul D. English	1	1	0	0
Gilbert H. Erbisch	1	1	0	0
Norris A Erickson	1	1	0	0
Robert Erickson	3	3	0	0
Jerome Ernandez	1	1	0	0
Jerry E Eschberger	5	5	0	0
Eric R Eslinger	2	2	0	0
Jennie Esposito	1	1	0	0
Mr. Robert C Esse	5	5	0	0
William M Essl	12	12	0	0
For the Estate of A.B. Chapman	1	1	0	0
Jeralyn L. Evans	1	1	0	0
Eversull Group, Inc.	299	299	0	0
Executive Imports	39	39	0	0
Peter Eyckmans	5	5	0	0
Frederick Fabot	1	1	0	0
Peter A. Fabozzi	1	1	0	0
Reginald L Fagen	1	1	0	0
Fagenson & Co Inc.	3	3	0	0
Henry D. Fahman	97,097	97,097	0	0
Timothy D. Fahman	2,755	2,755	0	0
Gerald Falkowitz	1	1	0	0
Nicky F Falsetta	1	1	0	0
Robert F. Faranda	1	1	0	0
Diane Farley	1	1	0	0
Dorothy A Farrell	1	1	0	0
Walter Fedor	83	83	0	0
James P Feeney	1	1	0	0
Daniel Feinberg	248	248	0	0
Elliot M Feinberg	1	1	0	0
Chester Felsher	1	1	0	0
Joseph Fenn	1	1	0	0
Ferris Baker Watts	79	79	0	0
Terry R. Fields	1	1	0	0
Anthony J Filippino	9	9	0	0
Justin Finemel	102	102	0	0
Rose M. Finizio	1	1	0	0
Fio Burzovni Spolecnost A S	51	51	0	0
Fio Burzovni Spolecnost A S	36	36	0	0
Carol M. Fiore	1	1	0	0
John M. Fiorillo	1	1	0	0
First Associates Investments, Inc.	36	36	0	0
First Church of the Nazarene	1	1	0	0
First Clearing LLC	5,084	5,084	0	0
First Trust Corp TTEE	1	1	0	0
Robert J Fischer	1	1	0	0
Joseph Fisher	1	1	0	0
Richard Fishman	1	1	0	0
Ben V. Fitz	1	1	0	0
James D Flaherty	1	1	0	0
Jan Flanagan	1	1	0	0
Robert Fleischer	10	10	0	0
Walter C. Fleming	1	1	0	0
Warren A. Flickinger	1	1	0	0
Rose M. Flint	1	1	0	0
Priscilla Florence	1	1	0	0
James C Flores	1	1	0	0
Jeff M Floyd	1	1	0	0
Conrad W. Flury	89,444	89,444	0	0
FMT Co. Custodian	1	1	0	0
Akiva Fogel	1	1	0	0
Lawrence M Fogel	609	609	0	0
Lyle O Fogleman	1	1	0	0
Jason Fok	28	28	0	0
Jason Fok	28	28	0	0
Rachel Fonseca	3	3	0	0
Byron Fontenot	1	1	0	0
John G Fontenot	1	1	0	0
Jack H. Foos	1	1	0	0
Stephen E Forgus	45	45	0	0
Fortis Bank (Nederland) NV	1,316	1,316	0	0
Charles E Foster	1	1	0	0
Donna L Foster	1	1	0	0
Chris Fowler	1	1	0	0
Gail A Fox	1	1	0	0
Gerald R Fox	56	56	0	0
James R. France	1	1	0	0
Dixon Di Francia	1	1	0	0
Sammy J. Franklin	1	1	0	0
Craig L. Fransworth, M.D.	1	1	0	0
Joseph Franzesse	1	1	0	0
Joseph L. Frascona	1	1	0	0
Joe Fraser	6	6	0	0
John W. Frazier	1	1	0	0
Marilyn Freeman	1	1	0	0
Douglas Friedrich	1	1	0	0
Carson Friend TTEE	1	1	0	0
Beverly Fritzler	1	1	0	0
Douglas E. Fritzler	1	1	0	0
Leon Fritzler	1	1	0	0
Leon E. Fritzler	2	2	0	0
Ted Fritzler	1	1	0	0
William E Fritzler	1	1	0	0
Gilbert Fruge	1	1	0	0
Elizabeth A. Fry	1	1	0	0
Carmen M. Fullbright	1	1	0	0
William D. Fulton	17	17	0	0
Bill Fyke	1	1	0	0
Dave Fyke	1	1	0	0
G Friedman & Son Inv.	1	1	0	0
G R Q Enterprises Corp	1	1	0	0
Menno P. Gaeddert	1	1	0	0
Richard L Gaertrner	1	1	0	0
Rose Geneviene Gagliano	1	1	0	0
Terry Gagliardo	1	1	0	0
William P Gaines	1	1	0	0
Jean L Gall	1	1	0	0
James T Gallup	12	12	0	0
Glen Galster	166	166	0	0
William Gambino	1	1	0	0
Carl G Gamble	1	1	0	0
Charles E. Gardner	1	1	0	0
David J. Garner	1	1	0	0
R.D. Gasch	1	1	0	0
Gateway Group, Inc	1,751	1,751	0	0
Charles J Gautreau	1	1	0	0
Connie F Gautreau	1	1	0	0
P Keith Gautreau	1	1	0	0
Reed M Gautreau	1	1	0	0
Elizabeth Gehring	1	1	0	0
Anthony Gentile	1	1	0	0
Gerlach & Company	46,994	46,994	0	0
Devorah Gershinsky	1	1	0	0
Elinor R. Gibson	1	1	0	0
Giftfirst Limited	143	143	0	0
Gifts of Joy	1	1	0	0
Gerald J Giglio	1	1	0	0
Harvey J Gil	1	1	0	0
Dolores O. Gilbert	1	1	0	0
John P. Gilbertson TTEE	1	1	0	0
Kris Gillespie	1	1	0	0
Michael E. Gilsdorf	1	1	0	0
Herman Glanz	1	1	0	0
Glenmede Trust Company NA	28	28	0	0
Barry Glover	1	1	0	0
Shirley S. Godwin	1	1	0	0
Jerry W Goen	1	1	0	0
Goldman Sachs & Co	1,046	1,046	0	0
Goldman Sachs Execution	113	113	0	0
Deborah Goldman	1	1	0	0
Ray W. Golsby	1	1	0	0
Gene Gornnert	1	1	0	0
Lois Goutierez	1	1	0	0
Chet Grabowski	1	1	0	0
John J. Grabrian	1	1	0	0
Robert Graf	1	1	0	0
Michael N Graffia	1	1	0	0
James Graham	1	1	0	0
Steve W. Grantham	1	1	0	0
Harold H. Grau	1	1	0	0
Robert W. Gravell	1	1	0	0
Judith L. Graves	1	1	0	0
Nancy Graves	89,444	89,444	0	0
Joseph S Gray	1	1	0	0
Keith Gray	1	1	0	0
Keith E. Gray	1	1	0	0
Weston R. Gray	1	1	0	0
Bruce Grayson	661	661	0	0
Andrew P. Greco	1	1	0	0
Al Green	1	1	0	0
Charles F Green	1	1	0	0
John R. Greene	1	1	0	0
Albert A. Grenier	1	1	0	0
Ronald T. Grice	1	1	0	0
Ralph H. Grills	1	1	0	0
Steven Grimes	1	1	0	0
Claude R. Grisham	1	1	0	0
N W Grosse-Rhode	1	1	0	0
Barry Grumet	1	1	0	0
Nachum Grund	1	1	0	0
Juan J. Gueringer	1	1	0	0
Elmo B Guerry	1	1	0	0
George W Gunckel	1	1	0	0
Gundyco	1,517	1,517	0	0
Chris T. Gunther	1	1	0	0
Julie R Gustafson	1	1	0	0
Kay Gustofton	1	1	0	0
Michael Gutesha	1	1	0	0
Daniel V Gutgsell	2	2	0	0
Gary S Gutterman	1	1	0	0
H&R Block Financial Advisors	564	564	0	0
Kathy Haberer	1	1	0	0
Sylvia Hagans	1	1	0	0
James P Haigney	1	1	0	0
Willena Hamby	1	1	0	0
Faith Hamilton	1	1	0	0
Mark A Hammack	1	1	0	0
James Hammock	1	1	0	0
Edsel L Hammond	1	1	0	0
Hare & Co	60	60	0	0
Hargreaves Lansdown (Nominees)	42	42	0	0
Jacqueline Harrawood	1	1	0	0
Kenneth Harrell	1	1	0	0
Achsah L Harrison	1	1	0	0
Troy L Harrison	1	1	0	0
Ray Hart	72	72	0	0
Kerry W Hartless	1	1	0	0
Paul Hartsch	1	1	0	0
James E Hartzog	1	1	0	0
Kathleen Marie Harvey	1	1	0	0
Eugene R Hauser	1	1	0	0
Havilland Ltd	108	108	0	0
Ralph M Hawkins Jr.	1	1	0	0
Michael D Hayes	2	2	0	0
Sandra Kay Hays	1	1	0	0
Haywood Securities Inc.	28	28	0	0
Frank M. Hazen	1	1	0	0
Sean P Healy	2	2	0	0
Steve Heany	1	1	0	0
David Heath	214	214	0	0
Wylie Heath	1	1	0	0
Ken S Heberling	1	1	0	0
Gary Hebert	1	1	0	0
LLoyd J Hebert	1	1	0	0
Tom J. Heese	1	1	0	0
L Cole Heisler	1	1	0	0
Sherry Heit	1	1	0	0
Bobby Heller	1	1	0	0
Anne Elizabeth Hemphill	123	123	0	0
Charles J. Hemphill	1,305	1,305	0	0
June G. Henderson	1	1	0	0
Ralph L. Henderson	1	1	0	0
Robert C. Henningsen	1	1	0	0
John D Herford	1	1	0	0
Rosalyn J. Herman	1	1	0	0
Ralph R Herms	1	1	0	0
Alto V. Herring	1	1	0	0
Ethelene Herrington	1	1	0	0
Herzog Heine Geduld Inc	1	1	0	0
Ray J. Heskamp	1	1	0	0
Carroll V Hess	1	1	0	0
James Hesselgrave	1	1	0	0
James Hesselgrave	1	1	0	0
Alex Heyn	1	1	0	0
Jerry Hicks	39	39	0	0
William H. Hicks	1	1	0	0
Greg L Higdon	67	67	0	0
High Performance Edge LLC	30,860	30,860	0	0
High Roller Investment Club	1	1	0	0
Hill Thompson Magid LP	1	1	0	0
David A. Hill	1	1	0	0
Patricia C. Hill	1	1	0	0
Anatol Hiller	1	1	0	0
James C Hills	1	1	0	0
Kent Hilton	1	1	0	0
Barney Hinkle	1	1	0	0
Duane L & Carol S Hjerleid	1	1	0	0
Yen V Ho	6	6	0	0
Art Hodge	1	1	0	0
Joseph Hodges	6	6	0	0
Margaret Hodson	72	72	0	0
Paul Holand	7	7	0	0
Edwin E. Holder	1	1	0	0
James A Holland	1	1	0	0
Nicholas W. Hollingshad	1	1	0	0
Charles Hollingsworth	1	1	0	0
Donald L Holman	1	1	0	0
Dave F Holt	1	1	0	0
Regina L. Hood	1	1	0	0
James R. Hopkins	1	1	0	0
James R. Hopkins	1	1	0	0
Elliot Horowitz	1	1	0	0
Ron J. Hosek	1	1	0	0
How & Co	1	1	0	0
Fok Chung How	104	104	0	0
Scott G. Howard	1	1	0	0
Charles E Howe	4	4	0	0
Gerald Howlett	116	116	0	0
Gerald Howlett	44	44	0	0
HSBC Brokerage USA Inc	6	6	0	0
HSBC James Capel Canada Inc	3	3	0	0
HSBC Trinkaus & Burkhardt	100	100	0	0
Howard H. Huber	1	1	0	0
Michael E. Huber	1	1	0	0
Floyd Rodney Huffman IRA	6	6	0	0
Eleanore Hughes	1	1	0	0
Richard H. Hughes	1	1	0	0
Robert G. Hughes	1	1	0	0
William Ray Hughes	1	1	0	0
Thomas Humble	1	1	0	0
Freda M Hundley	2	2	0	0
Hung and Hung Pty Ltd	200,000	40,000	160,000	<1%
Huntleigh Securities Corporation	122	122	0	0
Vanessa Huylebroeck	17	17	0	0
Thorman Hwinn	827	827	0	0
Bill Iannelli	12	12	0	0
Joseph D Iasigi Jr.	1	1	0	0
ING Belgium SA/NV	100	100	0	0
Grant Ingledew	276	276	0	0
Richard D. Ingram	12	12	0	0
International Muslim Assoc. Inc.	551	551	0	0
Interstate/Johnson Lane Corp.	1	1	0	0
Investor Company	3,810	3,810	0	0
Howard Isaacs	1,491	1,491	0	0
Alan Ito	1	1	0	0
Thomas J. Iverstine	1	1	0	0
J and F Family Trust	28	28	0	0
J & V Global T. Pty Ltd	1,500,000	300,000	1,200,000	1.15%
J P Morgan Securities Inc	1	1	0	0
J.C.Bradford & Co.	1	1	0	0
J.J.B. Hilliard Lyons	28	28	0	0
Jon L Jackson	23	23	0	0
Richard Halliday Jackson	7	7	0	0
Robert Jackson	1	1	0	0
Robert Jacobs	1	1	0	0
David M. James	1	1	0	0
Janney Montgomery Scott Inc.	566	566	0	0
Jefferies & Company Inc	28	28	0	0
Paul I. Jeffery	1	1	0	0
Luke Jenkins	1	1	0	0
Nick L Jioras	552	552	0	0
Steven Joffrion	1	1	0	0
Linda St. John	1	1	0	0
Carl R Johnson	1	1	0	0
Howard B Johnson TTEE	12	12	0	0
Jeff Johnson	1	1	0	0
Melanie Burger Johnson	1	1	0	0
Robert E. Johnson	1	1	0	0
Roy Johnson	56	56	0	0
Thomas T. Johnson	2	2	0	0
Billy W Jones	1	1	0	0
Casey G Jones	2	2	0	0
Christopher T Jones	13	13	0	0
Jerry Jones	243	243	0	0
Kevin S Jones	23	23	0	0
Steven L. Jones	1	1	0	0
Jordan Inv & Finance Bank	4	4	0	0
Ronny J Jordan	45	45	0	0
Stanley Jorgensen	1	1	0	0
Curtis Joubert	1	1	0	0
Clyde T Julian	1	1	0	0
Doug Just	1	1	0	0
Kenneth F Kahn	1	1	0	0
E. David Kailbourne	221	221	0	0
Herbert W Kallusch	56	56	0	0
Herbert W Kallusch Roth IRA	166	166	0	0
Priya Kamani	1	1	0	0
Karen Kaminski	44	44	0	0
Jeffrey Kamler	1	1	0	0
Kernest J Kandoux Jr.	1	1	0	0
Kane & Co	166	166	0	0
Amtul Karim	56	56	0	0
James C Karo	1	1	0	0
Stephan Katchen	1	1	0	0
Kulwant Kaur	75	75	0	0
Douglas Kavanagh	45	45	0	0
Dave Keefe	1	1	0	0
Robert Thomas Keeley	1,101	1,101	0	0
Glen E. Keller Jr.TTEE	1	1	0	0
Jane Kelley	1	1	0	0
Ronald Carl Kellgren	1	1	0	0
James K Kellites	1	1	0	0
Robert Kelly	826	826	0	0
Kemper Clearing Corp.	1	1	0	0
James K Kendrick	1	1	0	0
Kennedy Vincent	1	1	0	0
Marvin Kern	1	1	0	0
Max D. Kern	1	1	0	0
Gillim O Kerr Jr.	1	1	0	0
Bettye Kettleman	1	1	0	0
Rose V Key	1	1	0	0
Shaushana Kherkher	1	1	0	0
Tim Khor	100,000	20,000	80,000	<1%
Kieu's Children Trust	157	157	0	0
Ray D Kimbrough	1	1	0	0
Clifford A King	1	1	0	0
Kevin Kinney	1	1	0	0
Deborah H Kiontke	17	17	0	0
Norman H. Kirkendoll	1	1	0	0
Paul J Kissel	1	1	0	0
Roland Kitfield	1	1	0	0
Vatche Klahejian	12	12	0	0
Ira Klein	1	1	0	0
Norman P. Klein	193,000	193,000	0	0
Don Klobe	6	6	0	0
Bonnie Knowlton	14	14	0	0
Jim Knubley	1	1	0	0
Steven Kober	1	1	0	0
David S Kohler	1	1	0	0
Dean R. Kohn	1	1	0	0
Fong T Kong	1	1	0	0
David Kotta	1	1	0	0
Alexander Koukly	1	1	0	0
Steven Kowal	1	1	0	0
Peter Kowalczik	1	1	0	0
Peter L. Kowalczik	1	1	0	0
Christine D. Kraemer	1	1	0	0
Brian T Kraft	1	1	0	0
Howard Krasnoff	1	1	0	0
Max A. Krey	1	1	0	0
Vernon E Krieber TTEE	56	56	0	0
Frank J Krull	1	1	0	0
Iuan Kukolja	1	1	0	0
Ivan Kukolja	1	1	0	0
Don Kunish	1	1	0	0
Homer D. Kunish	1	1	0	0
Edwin J. Kwiatkowski	1	1	0	0
Susan H. Kwon	1	1	0	0
David L. Laborde	1	1	0	0
Mary W. Lafield	1	1	0	0
Clark H. Lambdin	1	1	0	0
Terry B Lambert	1	1	0	0
Robert M Lamkin	1	1	0	0
Keith Lamonda	89	89	0	0
Curtis D Lamprecht	1	1	0	0
Ned A Landis	276	276	0	0
Ronald J Landry	1	1	0	0
Larry Langer	1	1	0	0
Dennis C. Larson	1	1	0	0
Lonnie D Larson	1	1	0	0
George Anthony Lato	1	1	0	0
Louis J. Lato	1	1	0	0
Linda Camdre De Latte	1	1	0	0
William T. Le Boeuf Jr.	1	1	0	0
Robert J Le Boeuf	1	1	0	0
David On Le	35	35	0	0
Jonathan Le	24	24	0	0
Nhi T. Le	15,822	15,822	0	0
Pham Phuong Le	24	24	0	0
Kim J LeBlanc	1	1	0	0
Ruby L LeBlanc	1	1	0	0
Patsy Lebsack	1	1	0	0
Delbert J Lee	1	1	0	0
Karen M. Lee	1	1	0	0
Peter B Lee	1	1	0	0
Vicky Lee	138	138	0	0
David B Leeds	1	1	0	0
Allon Lefever	6	6	0	0
Gerald Lefkowitz	1	1	0	0
Jesse Joseph Leger Jr.	94	94	0	0
Lehman Brothers Inc	1	1	0	0
Harald M. Lehnardt	1,193	1,193	0	0
Shirley K Lehr	1	1	0	0
Peter A. Leininger	1	1	0	0
Walter Leitmyar	1	1	0	0
Carlos Leiva	56	56	0	0
Lisa D Lempke	1	1	0	0
Ralph Leoce	1	1	0	0
Lucien A Letteriello	1	1	0	0
Ari Leubitz	15	15	0	0
Martin R Leubitz	7	7	0	0
Steve Leventhal	1	1	0	0
Lawrence A. Levine	1	1	0	0
Jann B. Levinsky	1	1	0	0
Irwin Levy	1	1	0	0
Albert Lew	1	1	0	0
Jerald R Lewis	3	3	0	0
Jimmy C Lewis	1	1	0	0
Toby Lewis	1	1	0	0
Yanli Liang	500,000	100,000	400,000	<1%
John & Dorothy Librande JTTEN	1	1	0	0
Ann Lichtbach	1	1	0	0
Maryjane A Licitra	3	3	0	0
Janice Lifton	1	1	0	0
Eddy C.K. Likwokcheong	3	3	0	0
Gayle Liliedahl	1	1	0	0
Linerfront & Co	1	1	0	0
Linda Link	56	56	0	0
Earnest C Lisenby	1	1	0	0
Little & CO Investment Sec	1	1	0	0
Rex C Littrell	1	1	0	0
Ed Livonius	1	1	0	0
Rodolfo Antonio Lluberes	276	276	0	0
Gene J Loehrer	1	1	0	0
Lois A. Jackson DDS	1	1	0	0
Joseph A. Lombardi	1	1	0	0
Richard H Longenberger	34	34	0	0
Thomas Loomis	1	1	0	0
Mario J Lopez Medpartners	64	64	0	0
Seymour M Loucks	1	1	0	0
Joseph Paul Louque	1	1	0	0
Jonathan Lourie	10	10	0	0
Linda L Love	1	1	0	0
Mildred D Love	1	1	0	0
Christopher Chan-Tinh Lu	23	23	0	0
Katherine Seh-Wen Lu	16	16	0	0
Timothy Yeh-Minh Lu	16	16	0	0
Timothy E Luberski	552	552	0	0
Dennis C Lund	1	1	0	0
Tai Luong	500,000	100,000	400,000	<1%
Leland E. Lutfy	1	1	0	0
Lorenz Lutherere	1	1	0	0
Thomas P. Lynch	1	1	0	0
Lynelle Berkey	609	609	0	0
Robert Craig Mabry	1	1	0	0
Dwight Mackie	1	1	0	0
Dave R Maclaskey	1	1	0	0
Jessie Y Maddalone	2	2	0	0
Beverly Maggio	56	56	0	0
John Magyar	1	1	0	0
John Q Mahaffey	1	1	0	0
Michael P Maher	1	1	0	0
Ahmad Mahmood	10	10	0	0
Allen Mait	1	1	0	0
Rhonda Mait	1	1	0	0
Dudley E. Maki	1	1	0	0
Sharon M Makie TTEE	111	111	0	0
Deepak Malhotra	1	1	0	0
Jame C. Mallon	1	1	0	0
Larry H Mallory	1	1	0	0
Larry Steven Malone	39	39	0	0
Man Financial Inc	1	1	0	0
Mansion House Securities	221	221	0	0
Ruby Mantooth	1	1	0	0
Timothy A Manzella	14	14	0	0
Ronald Marchand	1	1	0	0
Scott Marchand	1	1	0	0
Chris Margiotis	1	1	0	0
Vasilios Margiotis	1	1	0	0
Maria Marin	6	6	0	0
Maria Gloria Marino	4	4	0	0
Dennis Mariotis	1	1	0	0
John Marra	1	1	0	0
David K Marshall	1	1	0	0
John J. Marshall	1	1	0	0
William J Martens	2	2	0	0
Lydia M Martin	1	1	0	0
Reginald D. Martin	1	1	0	0
Wayne E Martin	1	1	0	0
Joseph Masliansky	1	1	0	0
Robert J Mason	1	1	0	0
Calvin Leon Massey	8	8	0	0
Ellis Matthews	1	1	0	0
Lavon W Maulden Sr.	1	1	0	0
Mark T Maulden	1	1	0	0
James V Maxwell	12	12	0	0
Henry R May	56	56	0	0
Jane C. May	1	1	0	0
Joseph W. Mazzola	1	1	0	0
Michael James McAlpine	6	6	0	0
Bill E. McAnelly	1	1	0	0
Benjamin C McCallum	6	6	0	0
George M McCarroll	1	1	0	0
William P McCart	12	12	0	0
Larry G. McCaskill	1	1	0	0
Gerald F. McCaslin	1	1	0	0
J.T. McCelvey	1	1	0	0
John R McClellan	1	1	0	0
Arthur C. McCormack	1	1	0	0
H.T. McCormick	1	1	0	0
Gary L McCoy	1	1	0	0
Kevin McCrimmon	4	4	0	0
Mary H McCrory	1	1	0	0
David W McDonald	1	1	0	0
Tim L. McElderry	1	1	0	0
Lyle E. McGaughey	1	1	0	0
Roy S & June McGregor	1	1	0	0
George Donald McManus	1	1	0	0
Joy E McManus	1	1	0	0
Anna Dorthe McNaul	1	1	0	0
William T McWhinnie	1	1	0	0
Luke Meche	1	1	0	0
Brian D Meehan	3	3	0	0
Christophe Meert	166	166	0	0
Michael J. Meinerz	1	1	0	0
Henry L Melancon	1	1	0	0
Mellon Trust of New England	1	1	0	0
Leah Merenstein	42	42	0	0
Howard Mermel	1	1	0	0
Merrill,Lynch,Pierce,Fenner&Smith Inc.	1,522	1,522	0	0
Mesirow Financial Inc	6	6	0	0
Dr. Robert Messenbaugh	1	1	0	0
Stephen P Metiver	1	1	0	0
Harold Meyer	1	1	0	0
Stan Micek	1	1	0	0
Eugene M Michalski	1	1	0	0
Mikasa Lee Pty Ltd	5,000,000	1,000,000	4,000,000	3.83%
James D. Milazzo	1	1	0	0
George H Millard	1	1	0	0
Millennium Brokerage, LLC	221	221	0	0
Albert Miller MD.	1	1	0	0
Bob Miller	1	1	0	0
Charles N Miller	1	1	0	0
Elizabeth B Miller, Exec	1	1	0	0
Gerald Miller	1	1	0	0
M Lou Miller	1	1	0	0
Phillip A Miller	1	1	0	0
Andrew Millington	143	143	0	0
Anita Millington	29	29	0	0
Edward Arthur Millington	225	225	0	0
Mary Claudine Millington	143	143	0	0
Mona R Mills	1	1	0	0
Richard A. Mills	1	1	0	0
Jeffrey M Milosevich	1	1	0	0
Reed S. Mitchell	1	1	0	0
MLPF & S Custodian	276	276	0	0
MLPF & S Custodian	276	276	0	0
Clarence G. Modjeski	1	1	0	0
Richard Molinari	2	2	0	0
Vincent Molinari	3	3	0	0
Peter N. Molitor, Jr.	1	1	0	0
Kristopher J Moniz	105	105	0	0
Sid Montgomery	1	1	0	0
Kay H. Montoya	1	1	0	0
James W. Moore	1	1	0	0
Mary M Moore	1	1	0	0
Robert T. Moore	1	1	0	0
Vonnie S Moore	1	1	0	0
Adofso Morales	1	1	0	0
Morgan Keegan & Co Inc	41	41	0	0
Morgan Stanley DW Inc.	847	847	0	0
Richard L Morgan	1	1	0	0
David W. Mork	1	1	0	0
Richard M. Morris	1	1	0	0
Sally A Morris	1	1	0	0
Sarah C. Morrison	1	1	0	0
C Gayle Morrow	1	1	0	0
Carmen Morse	1	1	0	0
James A Morton	3	3	0	0
Wayne Morton	1	1	0	0
Mos Petroleum Inc.	1	1	0	0
Oleg Paul Moskalensky	17	17	0	0
Anthony Moskios	1	1	0	0
George W Moss	1	1	0	0
David W. Muckey	1	1	0	0
Brad H Muller	111	111	0	0
Christopher H. Munch	1	1	0	0
John Munden	1	1	0	0
Larry A. Mungiello	1	1	0	0
Muriel Siebert & Co Inc	1	1	0	0
Anne Muroff	1	1	0	0
John R Murphy	1	1	0	0
Patrick Murphy	3	3	0	0
Scott Michael Murphy	1	1	0	0
Mike Musso	1	1	0	0
Padma Muthi	1	1	0	0
John E Mutrie	1	1	0	0
David E Myer	1	1	0	0
Jefferson D R Myers	1	1	0	0
N.D. Rausman Foundation	1	1	0	0
James A Naftel	1	1	0	0
Gopi & Latha Nair	1	1	0	0
Peter Namychoi	1	1	0	0
Marvin E Nation	1	1	0	0
National Financial Services LLC	28	28	0	0
National Financial Services LLC	34	34	0	0
National Financial Services LLC	6	6	0	0
National Financial Services LLC	16,348	16,348	0	0
National Securities Corp	1	1	0	0
Eric Navara	6	6	0	0
NBCN Clearing, Inc	323	323	0	0
Dewey D Neal	1	1	0	0
David Nelson	3	3	0	0
New Pioneer Investors	1	1	0	0
Robert D Newcom	1	1	0	0
Thomas J Newcomb	1	1	0	0
David Newman Roth IRA	1	1	0	0
Robert E. Newnam	1	1	0	0
Robert C Newsom	1	1	0	0
Frederick A. Newtz	1	1	0	0
NFC Worthless Securities	267	267	0	0
Howard H Ngo	276	276	0	0
Cat Thai Nguyen	12	12	0	0
Hung Huu Nguyen	376	376	0	0
Ly Pham Nguyen	16	16	0	0
Quan Hoang Nguyen	32	32	0	0
Son X. Nguyen	1,102	1,102	0	0
Songphuong Nguyen	9	9	0	0
Thinh Tien Nguyen	9	9	0	0
Toan Quang Nguyen	180	180	0	0
Norman J. Nichals	1	1	0	0
Mark Nickels	1	1	0	0
Mrs. V.B.Nimmagadda	1	1	0	0
Chris C Noel	1	1	0	0
Ronald L Nolan Jr.	1	1	0	0
Dawn R Nolan	1	1	0	0
Mae Nolan	1	1	0	0
Ronald L Nolan	1	1	0	0
Norbay Securities, Inc.	1	1	0	0
North American Correspondent	67	67	0	0
Joe L. Norton	1	1	0	0
Ronald Norton	1	1	0	0
Norwest Bank Colorado NA TTEE	1	1	0	0
Stephen J Novick	56	56	0	0
Vijaykumar S Nurani	2	2	0	0
James Nussbaum	1	1	0	0
James R. O'Donnell	1	1	0	0
Duane L. Oak	1	1	0	0
ODL Securities Limited	545	545	0	0
William Odom	1	1	0	0
Macgeline Oehrle	1	1	0	0
Carlton C Okamoto	1	1	0	0
Norm Oliver	1	1	0	0
Sally Olszewski	1	1	0	0
Roberta Oneil	1	1	0	0
Nam Ong	424	424	0	0
Lawrence Opisso	88	88	0	0
Oppenheimer & Co Inc	6,703	6,703	0	0
Dan Ord	1	1	0	0
Timothy Ord	1	1	0	0
Gerald J Ordoyne	1	1	0	0
Sara F. Orr	1	1	0	0
Ralph Oster	1	1	0	0
Stanley Ostheimer	1	1	0	0
Bertram M Ostrau	138	138	0	0
Anthony Michael Ottombrino TTEE	138	138	0	0
Mary E Y Ottosen	1	1	0	0
Neil Ovitt	1	1	0	0
Daniel J Owca	1	1	0	0
Leonard Owens	1	1	0	0
Pacific & Co.	1	1	0	0
Lewis R. Padgett	1	1	0	0
Paine Webber, Inc	1	1	0	0
Vincent Palermo	1	1	0	0
William T. Palfrey	1	1	0	0
Lois S. Palmer	1	1	0	0
Xinbang Pang	100	100	0	0
Valentino Papaleo	1	1	0	0
Paradise Global Management Inc	111	111	0	0
Glynn P Parent Sr.	1	1	0	0
William Parent	1	1	0	0
Arthur J Parham	1	1	0	0
Kenneth L. Pariseau	1	1	0	0
James Parker	138	138	0	0
Will H Parkinson	1	1	0	0
Felix J Parrino	1	1	0	0
Marc Pasewalk	1	1	0	0
Askok J. Patel	1	1	0	0
Herbert P Patterso	1	1	0	0
Patrick Patterson	1	1	0	0
Thomas S Patzer	1	1	0	0
Paulson Investment Co	9	9	0	0
Dorothy L Peacocke	6	6	0	0
Carl F Pearson	1	1	0	0
Norma J. Pedrick	1	1	0	0
Devendra Peer	1	1	0	0
Herman Peisffers	69	69	0	0
Jack H Pelon	1	1	0	0
Penson Financial Services Inc	386	386	0	0
Penson Financial Services Inc	129	129	0	0
Penson Financial Services Inc	1	1	0	0
Penson Financial Services Inc	9	9	0	0
Penson Financial Services Inc	31	31	0	0
Penson Financial Services Inc	5	5	0	0
Penson Financial Services Inc	105	105	0	0
Penson Financial Services Inc	167	167	0	0
Penson Financial Services Inc./CDS	56	56	0	0
Penson Financial Services of Canada Inc	526	526	0	0
Perelman Carley & Assoc	23	23	0	0
Thomas A Perkins	1	1	0	0
Peter Alexander Perlman	1	1	0	0
Ronald S. Perry	1	1	0	0
Pershing LLC	7,068	7,068	0	0
Gary Peters	1	1	0	0
Paul L Peterson	1	1	0	0
Kent A Petre	1	1	0	0
Dennis E Petrie	1	1	0	0
Kenneth R Pettis	1	1	0	0
Cau Xuan Pham	16	16	0	0
Hong Pham	15	15	0	0
Thuan Ngoc Phan	5	5	0	0
Tina Trang Phan	24,670	24,670	0	0
Gerald Phares	1	1	0	0
Walter Pharris	1	1	0	0
Robert R. Philippe Sr.	1	1	0	0
Tracy A Philippe	1	1	0	0
Rene Phillippart	1	1	0	0
Alfred S Phillippe	1	1	0	0
Gary J Phillips Sr.	10	10	0	0
Robert N Phillips	1	1	0	0
Virgie Rae Phillips	1	1	0	0
George P Pierce	1	1	0	0
Robert E. Pigford	1	1	0	0
Robert E. Pilgreen	1	1	0	0
Jeffrey M. Pill	1	1	0	0
Charles Pine	1	1	0	0
Russel H. Pine	1	1	0	0
Vance Pinkston	56	56	0	0
Piper Jaffray & Co	17	17	0	0
Sam Piranio	1	1	0	0
Patrick Piscitelli	1	1	0	0
James M Pitchford	1	1	0	0
Pittco	1	1	0	0
Leon G Plauche	1	1	0	0
Pliant Alliance Inc	9	9	0	0
John W Plum	1	1	0	0
Theresa M Plum	1	1	0	0
John Edward Pollock	1	1	0	0
Linda Maurine Pollock	1	1	0	0
Irving Poploff	1	1	0	0
Frederick E Popovitch	533	533	0	0
LLoyd E Porta	1	1	0	0
Stuart M Porter	1	1	0	0
Frank S Potestio	1	1	0	0
Jay L. Potter	1	1	0	0
David L Pourciau	1	1	0	0
Leon Powell	56	56	0	0
Tina Powell	28	28	0	0
William G. Powell	1	1	0	0
Joshua D Powers	138	138	0	0
William Poynton	15	15	0	0
Rajendra Prasad	1	1	0	0
Alan J. Prather Trustee	1	1	0	0
Preferred "Converts"	672	672	0	0
Preferred Capital Markets Inc	1	1	0	0
William E Prejean	1	1	0	0
Stephen J Prescott	1	1	0	0
Peter Press	1	1	0	0
Jackie D Prewitt	1	1	0	0
Richard M. Prickett	1	1	0	0
Thomas F Priester	1	1	0	0
Primevest Financial SVC Inc	69	69	0	0
Helen J. Pritchett	1	1	0	0
Russ C. Pritchett	1	1	0	0
William E. Pritchette	1	1	0	0
Metro Properties	1	1	0	0
Providential Holdings, Inc.	298,145	298,145	0	0
Prudential Securities Inc	1	1	0	0
Dr. Donald M Prue	1	1	0	0
Irving Pukel	1	1	0	0
Joseph L Pulice	56	56	0	0
Kenneth Pykkonen	1	1	0	0
QTrade Securities Inc	25	25	0	0
Abdul Quddus	452	452	0	0
Anthony Quinn	7	7	0	0
Kieu Quynh	56	56	0	0
R M G Enterprises	1	1	0	0
R W Baird (Robert W) & Co Inc	56	56	0	0
Benjamin Rabinovici	1,755	1,755	0	0
Sheila Rabinovici	2,067	2,067	0	0
Walter L Rachal	1	1	0	0
Ronald Raes	17	17	0	0
William M. Rainwater	1	1	0	0
Lazaro Ramirez	23	23	0	0
Cliff P. Rasberry	1	1	0	0
Linda W Rash	17	17	0	0
Kathryn A Rau	1	1	0	0
Raymond, James & Assoc. Inc.	124	124	0	0
RBC Dain Rauscher Inc	10	10	0	0
RBC Dominion Securities Inc	1,079	1,079	0	0
Joseph Reber	1	1	0	0
Charles J Reed	1	1	0	0
William F. Reetz	1	1	0	0
Dan Reeves	2	2	0	0
William R. Regan	1	1	0	0
William Regen	1	1	0	0
Eric S Reimsnyder	1	1	0	0
Stan Reiss	1	1	0	0
Gary W. Reller	1	1	0	0
Michell Ren	300,000	60,000	240,000	<1%
Walter Brian Renz	1	1	0	0
James W Replogle	78	78	0	0
Reynolds & Reynolds	14	14	0	0
Francis M Ricci	1	1	0	0
Moya Pearl Rice	7	7	0	0
Richards Merrill & Peterson Inc	56	56	0	0
Dayton M. Richardson	1	1	0	0
Richway Enterprises Inc.	1	1	0	0
Mark A Riedel	1	1	0	0
Jesse Riker	1	1	0	0
George Rinalducci	28	28	0	0
Margie W Ring	1	1	0	0
Dwayne m. Ripperger	1	1	0	0
Roland R Rist	1	1	0	0
Stephen R Riviere	1	1	0	0
Robert T. Byrd, III	1	1	0	0
Michael J. Roberts	1	1	0	0
Le Voyd Robertson	1	1	0	0
Jimmie Rodgers	1	1	0	0
Anthony Rodriguez	1	1	0	0
Roger Martin Inc.	1	1	0	0
Dr. Paul Roger, Jr.	1	1	0	0
Paul J & Patricia I Rolfe	1	1	0	0
Barbara Roll	1	1	0	0
Paul W Rollins	6	6	0	0
R. J. Romano Sr.	1	1	0	0
Steve I Romanowski	67	67	0	0
Ober Rooney	1	1	0	0
Murray & Ruth Rosenbaum	1	1	0	0
Bernard Rosenberg	11	11	0	0
Carolyn K. Rosendale	1	1	0	0
Irvin S. Rosenstadt	1	1	0	0
Randall K Roshto	1	1	0	0
Peter Rossi	1	1	0	0
Jacob Roth	1	1	0	0
Bruce Rothberg	1	1	0	0
Dyke Rottschafer	1	1	0	0
Kathryn Dawn Rowekamp	2	2	0	0
Elsie Rude	1	1	0	0
Thomas R Ruha	1	1	0	0
Richard A Rullo	1	1	0	0
Ronald C Rushing	1	1	0	0
V. Lee Russell	1	1	0	0
Gloria L Rutledge	1	1	0	0
Margaret Ryan	1	1	0	0
S & D Ranch (A Partnership)	1	1	0	0
William Frank Sabarese	1	1	0	0
Charles E. Sabatt	51	51	0	0
Sam P. Sabella	1	1	0	0
Gertha H. Sabus	1	1	0	0
Carolee Rae Saenz	1	1	0	0
Charles P Saenz	1	1	0	0
Joseph D Saia	1	1	0	0
Richard D. Sakasitz	1	1	0	0
Donald M. Salameno	1	1	0	0
Stanley Salavantis	56	56	0	0
Bill Sallee	2	2	0	0
Terence Salmon	22	22	0	0
Salomon Smith Barney Inc	1	1	0	0
Candela Salvatore	8	8	0	0
Mohan Sarwal	1	1	0	0
Daniel Savino	31	31	0	0
Julie Sawyer	1	1	0	0
Timothy L Scardina	1	1	0	0
Robert J Scarrozzo	1	1	0	0
Erich Schaar	177	177	0	0
Kenneth R. Schaefer	1	1	0	0
Henry J Schexnayder	1	1	0	0
Ronald Schiff	1	1	0	0
Lester Schmidt	1	1	0	0
Alan M Schneider	1	1	0	0
Donald E. Schnorr	1	1	0	0
Ron M Schoenfelder	1	1	0	0
Charles Michael Schott	1	1	0	0
Scotia Capital Inc	210	210	0	0
Scott & Stringfellow Inc	3	3	0	0
Jimmy A Scott	1	1	0	0
Stephen D. Scott	1	1	0	0
Thomas C Scott	1	1	0	0
Vickie L Scott	1	1	0	0
Scottrade Inc	18,871	18,871	0	0
Christian H Sease	83	83	0	0
Securities Settlement Corp.	1	1	0	0
Eric D. Sedillo	1	1	0	0
Margaret R. Selman IRA	1	1	0	0
Irene P Serpas	1	1	0	0
Setomatic Inc.	1	1	0	0
Hugh Severs II	1	1	0	0
Hugh B. Severs II	1	1	0	0
Hugh B. Severs II	1	1	0	0
Hugh B. Severs II	1	1	0	0
Hugh B. Severs II	1	1	0	0
Jeanne M. Severs	1	1	0	0
Jane Sgaliardich	12	12	0	0
Mark D Shamburger	1	1	0	0
Miller L Shamburger	1	1	0	0
Eliza L Sharp	1	1	0	0
Aslam M Shaw	3	3	0	0
Scott M Shaw	1	1	0	0
Bruce L Shearer	1	1	0	0
David J Sheehan TTEE	3	3	0	0
Stephen P Sheets	1	1	0	0
Brian M Sheppard	3	3	0	0
Kevin D Sheppard	1	1	0	0
Joseph M Sheridan III	1	1	0	0
Ellen Sherin	56	56	0	0
Janet M. Sherman	1	1	0	0
Dr. Richard Sherriff	1	1	0	0
Yin-Tai Shiah	17	17	0	0
Theodore R Shipman	1	1	0	0
Frances H Shipp	1	1	0	0
Dave Shockley	111	111	0	0
Robert D. Showalter	1	1	0	0
Edward Shtafman	193	193	0	0
Roderick L Shulver	3	3	0	0
Ramona S. Sibley	1	1	0	0
Roy G. Siegfried	1	1	0	0
Sidney S Silhan	6	6	0	0
Mark Silverman	1	1	0	0
A. Michael Simpkins	1	1	0	0
Buren R. Singletary	1	1	0	0
Leonard Sivumaki	166	166	0	0
Edward R. Skidmore	1	1	0	0
William H. Skirball	1	1	0	0
Gus Slanowich	1	1	0	0
Carl E Slatt	1	1	0	0
Peter Slavin	1	1	0	0
Woodrow W. Sledge Jr.	1	1	0	0
Barry J. Smith	1	1	0	0
Collins D Smith	1	1	0	0
Curtis D Smith	111	111	0	0
Hollis Smith	1	1	0	0
Jerry E Smith	1	1	0	0
Joe G Smith	1	1	0	0
John R Smith	1	1	0	0
Kenneth Smith	1	1	0	0
Michael D. Smith	1	1	0	0
Paul Smith	4	4	0	0
Raymond P. Smith	1	1	0	0
Rodney D. Smith	1	1	0	0
Steven Collins Smith	1	1	0	0
John D Sneden	56	56	0	0
Frank A Soccodato	188	188	0	0
Sadie Solkoff	1	1	0	0
SovCap Equity Partners, Ltd.	11,268	11,268	0	0
Jimmy F. Spangle	1	1	0	0
Jane E Sparacello	1	1	0	0
Billye J Sparks	6	6	0	0
Barney Spielman	1	1	0	0
Robert W Splaine	1	1	0	0
Corey B Spooner	111	111	0	0
Craig Spooner	382	382	0	0
Craig J Spooner	111	111	0	0
K Spooner & H Spooner CO-TTEE	248	248	0	0
Ken Spooner Inc. Defined Bene	276	276	0	0
Spraybreak & Co	400	400	0	0
Glenn A Sraga	13	13	0	0
Cynthia S Stafford	1	1	0	0
Mac H. Stafford	1	1	0	0
Randy K Stafford	1	1	0	0
Bonnie L Stamey	1	1	0	0
Robert B. Stanat	1	1	0	0
Thomas H Stanfield	1	1	0	0
Doug K. Stanton	1	1	0	0
State of Delaware	1	1	0	0
State Street Bank Cust	20	20	0	0
Richard Stearns	1	1	0	0
Brian Steck	45	45	0	0
Bobbie R Steele	1	1	0	0
Emanuel Stegman	1	1	0	0
Anthony A Stehling	1	1	0	0
Janie E Steinbach	1	1	0	0
Robert Steinbrick	1	1	0	0
Larry F. Stern	1	1	0	0
Sterne Agee & Leach Inc	28	28	0	0
Erik Tyler Stevens Education IRA Acct	1	1	0	0
Gene N Stevens	1	1	0	0
R. Barry Stevens	1	1	0	0
Robert W Stevenson As Trustee	551	551	0	0
Robert W Stevenson As Trustee	551	551	0	0
Robert W Stevenson As Trustee	551	551	0	0
Robert W Stevenson As Trustee	551	551	0	0
Robert W Stevenson As Trustee	551	551	0	0
Gregory Stever	56	56	0	0
Daniel E. Stewart I	1	1	0	0
John T. Stewart	1	1	0	0
Nathaniel A Stewart	155	155	0	0
Stifel Nicolaus & Co. Inc.	6	6	0	0
Stifel Nicolaus & Co	28	28	0	0
Stifel, Nicolaus & Co. Inc.	1	1	0	0
Stock Watchers Investment Fund	1	1	0	0
Kyle Jason Stolarski	9	9	0	0
David Stone	6	6	0	0
Winifriede Stone	1	1	0	0
David E. Storhaug	1	1	0	0
Alan Stormo	1	1	0	0
Dr. Allan Stormo	1	1	0	0
Lesley J Story	1	1	0	0
John Stovall	1	1	0	0
IRA J STRAMBLER	331	331	0	0
Gary B. Strauss	1	1	0	0
Mark Strauss	1	1	0	0
A.D. Strech	1	1	0	0
Robert M Stremick	1	1	0	0
Sidney Strenger	1	1	0	0
Stronghold Associates Inc	17	17	0	0
Stuart James & Co. Inc.	1	1	0	0
Marie A. Stumpf	1	1	0	0
Ian Subel	102	102	0	0
Joshua Sucov	3	3	0	0
Joshua Sucov	3	3	0	0
Daniel P Sulich	45	45	0	0
Michael R Sullivan	1	1	0	0
Patrick M Sullivan	1	1	0	0
Ryan Sullivan	12	12	0	0
Derrell Suter	1	1	0	0
F.W. Sutherland	1	1	0	0
James Swain	1	1	0	0
Neal Swain	1	1	0	0
William J Swain	1	1	0	0
David Swanson	1	1	0	0
Reed D. Swanson	1	1	0	0
Tim B Sweeney	1	1	0	0
Swiss American Securities Inc	1,925	1,925	0	0
Sydney Stevens MD.	1	1	0	0
Hal S. Synder	1	1	0	0
Ellen Szuchmacher	1	1	0	0
Amin Taheri	1	1	0	0
Attila Takach	1	1	0	0
Kwa-Sur Tam	6	6	0	0
Carlos M Tamarit	28	28	0	0
Fred G. Tan	1	1	0	0
Jill Wai-Kin Tan	20,000,000	4,000,000	16,000,000
Tina S Tan	1	1	0	0
Stephan G Tanberg	1	1	0	0
Robert M Tanney	1	1	0	0
Peter A. Tascarella	1	1	0	0
Billy Jack Taylor	1	1	0	0
Dan B Taylor	1	1	0	0
Lloyd Taylor	55	55	0	0
Meredith E Teates	6	6	0	0
Kenneth Teeter	1	1	0	0
Newton Teichmann	6	6	0	0
Louis David Temaner	1	1	0	0
Temple Securities Ltd.	210	210	0	0
Robert J Terrebone	1	1	0	0
Arthur P. Texel	1	1	0	0
The Lilly E Purrier	112	112	0	0
The Partnership	1	1	0	0
Ronald J. Thelen	1	1	0	0
Ronald J. Thelen	1	1	0	0
Ronald J. Thelen	1	1	0	0
Craig W. Thomas	1	1	0	0
James J. Thomas	1	1	0	0
James E. Thompson	1	1	0	0
John B Thompson	1	1	0	0
Arthur Thomson	1	1	0	0
Sam A Thomson	1	1	0	0
David Lawrence Tick	1	1	0	0
Earl J Tieman	17	17	0	0
Tiger Investments	1	1	0	0
Lawrence G Timeus	1	1	0	0
Dalli C Tiwari	1	1	0	0
Andre F. Toce	1	1	0	0
John D. Tolan	1	1	0	0
Tort Securities & Invest	1	1	0	0
Mark Toth	56	56	0	0
Don Tran	551	551	0	0
Hanh Tran	755	755	0	0
Janine Mai Tran	56	56	0	0
Transbow Limited	2,000,000	400,000	1,600,000	1.53%
Mark Trask	89	89	0	0
Beth Ann Travis	1	1	0	0
Mary C. Treacy	1	1	0	0
David M Trelles	1	1	0	0
Arthur Trenholme	1	1	0	0
Philip Trestyn	1	1	0	0
Tri-Angle Investments	1	1	0	0
Tricntntal. Shipping & Terminl	1	1	0	0
Betty Trisdale	56	56	0	0
Henry Cong Truong	551	551	0	0
Hung Thanh Truong	125	125	0	0
Trustmark National Bank	1	1	0	0
Try Investments	1	1	0	0
Kenneth B. Tucker	1	1	0	0
John J. Turk Jr.	1	1	0	0
Jodee Tuttle	28	28	0	0
Cheryl Tyler	1	1	0	0
Laverne E. Tyler	1	1	0	0
Kenneth E Tynes	1	1	0	0
Mae R. Tynes	1	1	0	0
Louis L. Tyrell	1	1	0	0
U.S. Clearing Corp.	1	1	0	0
UBS Financial Services	138	138	0	0
UBS Financial Services, Inc.	1,567	1,567	0	0
Carmelo Ullo	1	1	0	0
Gerald H Ulm	1	1	0	0
Barbara Underwood	1	1	0	0
Union Securities Ltd	4,337	4,337	0	0
UOB Kay Hian Pte Ltd	111	111	0	0
William F. Upson	1	1	0	0
US Bancorp Investments Inc	36	36	0	0
USAA Investment Management Co	444	444	0	0
Robert N. Utter	1	1	0	0
Luc Van De Velde	86	86	0	0
Anthony Van Horn	2	2	0	0
John Van Wart	6	6	0	0
Dave VanDyke	138	138	0	0
Dale S. Vanniman	51	51	0	0
Richard D. Vap	1	1	0	0
Frances S Varnado	1	1	0	0
Darrel G Vaughn	1	1	0	0
Jody L Vaughn	1	1	0	0
Francis Vause Jr	72	72	0	0
Carl Vause	63	63	0	0
Ian Andrew Vause, Esq.	413	413	0	0
Mark Francis Vause, Esq,	418	418	0	0
Celeste A. Veillon	1	1	0	0
Venture 1	1	1	0	0
Verwaltungs-und Privatbank AG	551	551	0	0
John Louis Vidakovich	4	4	0	0
Roberta Marie Vidakovich	4	4	0	0
Vietnamese Alliance Church	397	397	0	0
Vietnamese Christian Fellowship	2	2	0	0
Charles J Vinton	28	28	0	0
Donald J. Voelker	1	1	0	0
Jim Voigt	1	1	0	0
Mr. Walter Laube Von Laubenfels	83	83	0	0
Huan Q. Vu	53	53	0	0
Hau Duc Vuong	53	53	0	0
Wachovia Securities , LLC	751	751	0	0
Robert S. Wagner	1	1	0	0
William J Walker	1	1	0	0
William L Walker	1	1	0	0
Barbara J. Walkosz	1	1	0	0
Eldo Wall	1	1	0	0
Mrs. Patricia Mary Walsh	1,652	1,652	0	0
Fon J. Warburton	1	1	0	0
Jerry G. Ward	1	1	0	0
William R Ward	1	1	0	0
Robert James Waring	35	35	0	0
Fred A Washek	17	17	0	0
Godfrey J Wasuespack	1	1	0	0
Wallace Watroba	23	23	0	0
Gary E Watson	1,487	1,487	0	0
Patricia A Watson	193	193	0	0
John B Watts	1	1	0	0
Allison U Weaver	56	56	0	0
Harold F Webster	3	3	0	0
Arnold Wegher	1	1	0	0
Gary Weiner	1	1	0	0
Marilyn Sylvia Weintraub	1	1	0	0
Keith Howard Weiss	56	56	0	0
Harold W Welburn	1	1	0	0
Lucyna S Welch	28	28	0	0
Wells Farbo Bank IRA	2	2	0	0
Wells Fargo Bank IRA	111	111	0	0
Wells Fargo Investments LLC	1	1	0	0
John G Wells	1	1	0	0
Wally W. Wells	1	1	0	0
Cade M Wentz	8	8	0	0
Gertrude Wesenberg	1	1	0	0
Western Capital & Securities	1	1	0	0
Ken Western	1	1	0	0
Westwood Dental Group Profit	2	2	0	0
James O. Wetzel	1	1	0	0
WH Selfinvest S.A.	6	6	0	0
John Q Wheat	1	1	0	0
Rhoda L. Whitney	1	1	0	0
Michael H. Wiemer	1	1	0	0
Joseph D Wiewel	1	1	0	0
Alexander Leroy Wiggan	14	14	0	0
Vernon R Wiggins	1	1	0	0
William E Wiley	1	1	0	0
Thomas Robert Wilkerson	1	1	0	0
Ericka Wilkins	3	3	0	0
Jim C. Willey	1	1	0	0
Earlene P. Williams	1	1	0	0
Joseph F. Williams	1	1	0	0
Larry D Williams	1	1	0	0
W Mason Williams	1	1	0	0
Jana E Williamson	1	1	0	0
Ray P Willis	1	1	0	0
Wilson-Davis & Co.	45	45	0	0
Lawrence E Windsor	1	1	0	0
John Z Winsky	1	1	0	0
Orville C Winstead	1	1	0	0
Winterflood Securities Limited	61	61	0	0
Sally Ann Winters	1	1	0	0
George Wise	1	1	0	0
Erik Matthew Wishneff	1	1	0	0
Ken Wolf	1	1	0	0
Barbara Wolfson	1	1	0	0
Women Unlimited	1	1	0	0
Keith K. Wong	1,540,070	1,540,070	0	0
Kim Wong	1	1	0	0
Kwok Kit Wong	1	1	0	0
Linda Wong	1	1	0	0
M K Wong	1	1	0	0
Malinda S. Wong	1	1	0	0
Paul Wong	1	1	0	0
Michael G. Woodard	1	1	0	0
Clarence R. Woods	1	1	0	0
Reid Whitney Woodward	56	56	0	0
Jess Wright	1	1	0	0
Michael L Wroten	1	1	0	0
Jules L. Wurzel	1	1	0	0
Xiamen Overseas Chinese	2,543	2,543	0	0
Xinying Pty Ltd	100,000	20,000	80,000	<1%
Edward Martin Yeager	1	1	0	0
Edward Yevak	1	1	0	0
Patrick Yong	100,000	20,000	80,000	<1%
Fred G York	1	1	0	0
Lambert Yost	83	83	0	0
Earl K Young	1	1	0	0
Pincus D Zagelbaum	1	1	0	0
Mauricio Zapiach	6	6	0	0
Dwayne A. Zaunbrecher	1	1	0	0
Liang Zhang	1	1	0	0
Gary Lee Zieman	1	1	0	0
Anthony V. Zollo	1	1	0	0
TOTAL	104,500,000	23,200,000	81,300,000	77.8%

(1)     Percentages based on 104,500,000 shares outstanding as of February 15, 2010.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker–dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•         on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•         in the over-the-counter market;

•         in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•         through the writing of options, whether such options are listed on an options exchange or otherwise;

•         in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         through an exchange distribution in accordance with the rules of the applicable exchange;

•         in privately negotiated transactions;

•         through short sales;

•         through sales pursuant to Rule 144;

•         in which broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•         through a combination of any such methods of sale; and

•         by any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock. We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

We currently have authorized capital of 200,000,000 shares, all of which are designated as common stock, par value $ 0.0001 per share. As of February 15, 2010, the Company had outstanding 104.5 million shares of common stock. Our common stock is not listed for trading on any exchange.

Common Stock

As of February 15, 2010, the 104.5 million shares of our common stock outstanding are tentatively to be held by more than 1500 stockholders of record, upon approval of this Registration.

All shares of our common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by our stockholders. The shares of common stock do not entitle their holders to any pre-emptive, subscription, conversion or redemption rights, and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect our entire board of directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each stockholder is entitled to receive a proportionate share of the assets available for distribution to stockholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock. Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by our board of directors out of funds legally available for dividends. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors. All issued and outstanding shares of our common stock are fully paid and non-assessable. The transfer agent and registrar for our common stock is Jersey Transfer and Trust.

Preferred Stock

The Company does not have an authorized class of preferred stock

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law firm of Dieterich & Mazarei LP has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

History

ALPHA GREEN ENERGY LIMITED (“AGEL”) was are established in April, 2009 with a vision to develop and manage renewable green energy power plants which are environmentally friendly alternative solutions to current energy power methods.

AGEL and its director, Mr. William TIEN, have invested many years of research in developing eco-friendly solutions. The company’s technology platform is based on proven biomass feedstock programs and biomass power plant project developments.

AGEL is addressing the need to develop new biomass power plants from 25 to 50 MW (mega-watts) in range. For a market like China there is have a need for more than 30,000 MW of biomass power by 2020, equivalent to 600 x 50 MW power plant permits.  China offers incentives, including income tax and grid energy rebate program, from China’s regulated energy commission. As of the date of the filing of this registration statement, AGEL is focusing on the development of biomass power plants permit in China, Canada, Australia and the U.S., and construction of AGEL’s first 50MW biomass power plant development in Jiyuan city, Henan province in China.

The market for AGEL’s services is divided into two main areas: (i) renewable green energy power plant projects, where AGEL provides services in the financing, integration of biomass feedstock technology and management of smart grid utilities thus creating a dynamic power plant management, and (ii) the marketing and pooling of carbon offsets from the power plant.

On September 30, 2009 we purchased 95% of the equity interests of FIBERONE in consideration for US $105,000. As a result, FIBERONE became a subsidiary of the Company.

At the moment AGEL is focused on addressing the immediate need for treatment of season-long harvest storage, which is chemical-free and environmentally friendly for table and processed potatoes and also for potatoes seeds.

Industry Overview

China is in a situation of perpetual shortage of energy and is highly dependent on coal-fired power generation and this is creating various environmental pollution problems.  Aware of these pressing issues, China is aiming at a goal of a 15% share of renewable energy in its total power generation by 2020, of which 30,000 MW is allocated to biomass generated energy.

The Renewable Energy Law was passed by the People's Congress of China on 28 February 2005 and came into force on 1 January 2006. Additionally, there is a supervision system to ensure full purchase and payment of all renewable energy produced.

BIOMASS POWER PLANT

In order to successfully plan any biomass power plant, the first critical condition is the requirement for a local agricultural infrastructure to support the biomass power plant. A 50 MW biomass power plant operating at 30% overall efficiency will require between 40,000 hectares and 70,000 hectares of land cultivated with short rotation coppice, ideally within 80 kilometers of the biomass power plant it supplies.

ALPHA GREEN ENERGY (HENAN) LTD was approved by the National Reform and Development Committee (“NRDC”) in the National power industry restructuring. This approval by NRDC is to carry out the investment in May 30, 2009 of the registered capital of 27 million RMB Yuan (equivalent to 3.94 million U.S. Dollar).

The Jiyuan Biomass Power Plant Project (the proposed Project) developed by ALPHA GREEN ENERGY (HENAN) LTD is a biomass collection and utilization project to be located at Jiyuan City, Henan Province, China. The proposed project will generate electrical power using a two 12 MW and one 25MW generator units, directly combusting biomass fuels such as wheat stalks and corn straws. No heat supply is considered in the proposed project activity due to fewer heat users and fewer heat demands at present and in the near future around the project site.

The planned ALPHA GREEN ENERGY (HENAN) LTD biomass power plant is situated within a 5 kilometer radius of about 300,000 hectares of corn and wheat farmland. Every year in Jiyuan City, about 100,000 tons of waste timber with diameters of less than 25 milimeters is left to rot with a palpable cost to handle this waste. A biomass power plant project in Jiyuan City will enable this biomass waste to be turned into additional revenue for the farmers.

REVENUE MODEL (from ONE 2 X12MW and ONE 25MW unit) U.S. $1=6.8 CNY or RMB

One Biomass Power Unit will generate revenue from these sources:

•           Energy purchase contract from the state Central China Power Grid (“CCPG”). It is a compulsory purchase;

•           Energy rebates to ensure the construction and development of renewable energy projects.  The National Reform and Development Committee (“NRDC”) has set the standard electricity price for renewable energy 0.25 RMB/KWh higher than the local average grid connection price. This is approximately 40% higher than the local average;

•           Steam heat distribution from power generator that can be sold to the local residents and commercial plants;

•           Waste ash from the power plant to be converted into bio-fertilizer or sold to cement companies;

The government also provides Special Tax holidays for green energy: 5 years income tax free and a further 5 years at 50% or 12.5% income tax

One Biomass Power Unit  has forecast income stream in the following revenue table:

Year	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
Net income	47.68	47.68	46.41	46.41	42.98	40.35	40.35
Cash flow	57.94	57.94	56.79	56.79	53.47	50.85	50.85
IRR (%)	30	30	30	30	27	26	26

(Millions in RMB)

Not included in the forecast is the Chinese government’s Value Added Tax (“VAT”) not exceeding 17% on the sale of goods and services.

The electricity produced by the proposed project will be supplied to the public Central China Power Grid (“CCPG”) system through Henan’s provincial power grid. The project will replace the power generated by coal-fired power plants connect to the grid. The proposed project will reduce the greenhouse gas emissions from biomass caused by natural decay and uncontrolled burning and emissions related to the burning of fossil fuel for power production.

Jiyuan City covers an area of 1931 square kilometers with a total population of 680,000, deriving its name from Jishui River, lies in the northwest of Henan province. The project site is an agricultural county with abundant biomass resources produced from 300,000 hectares of cultivated acreage. The biomass residues are currently left for decay, dumped or subjected to uncontrolled burning at the fields. The decay or uncontrolled burning of biomass residues causes serious environmental pollution and a waste of reusable energy resources.

The total amounts of biomass fuels to be used annually in the proposed project is 420,000 tons, which would be collected from farmers’ fields in a 5 kilometer to 10 kilometer radius from the plant and transported to the plant by heavy trucks. The annual power net output to the grid is 315 MW for a 50 MW biomass power plant and the annual estimated amount of greenhouse gas emissions reduction is 200,000 tonnes of CO2e.

Identification of alternatives to the project activity consistent with current laws and regulations

With the opportunity clearly consistent with the prevailing green policy of Chinese government, and in the Central China Grid, there is a constant demand for new power capacity to be added to ensure the growing industrial and commercial purposes in this area. Our biomass power plant can easily sell its output to the hungry power grid.

As for biomass use, related policies and regulations have been issued, such as the Renewable Energy Promotion Law and Renewable Energy in China.

The power industry, as an important infrastructure for and an important part of China’s national economy, is the largest fixed source of Chinese air pollution. With the rapid growth of the power industry, power plant emissions are threatening the sustainability of China’s economy and environment. In China’s current environmental regulatory system, environmental protection bureaus are the key agencies that execute environmental regulatory power; and local governments are responsible for the protection of environmental quality in their administrative areas. This type of regulatory system has some weaknesses: non-compliance and lax enforcement of the laws are common. China is facing a pressing need to improve its environmental regulatory system for the power industry and strengthen its power industry's pollution controls.

The relevant government department forecasts that by 2020 China’s installed generating capacity will reach 1 billion KW, while power output will amount to 4.7 trillion KW.

DIRECT CONTRIBUTION OF DIRECT FIRED BIOMASS POWER PLANT

Increases farmers’ income and is good for a sustainable farming development in the rural areas.

A direct fired biomass power plant is a good way to utilize agricultural and forestry biomass resources on a large scale. It not only can alleviate a farmer’s reliance on coal and other fossil fuels, but also increase a farmer’s income, bringing many job opportunities. According to estimates, for the establishment of a crop stalks power plant of 25 MW, one needs 40 to 100 brokers for the purchase, processing, storage and transportation of the fuel, and over 1,000 farmers as workers.  This offers many job opportunities for local farmers and entices them to stay in their hometown.  It needs 40 million RMB annually for the purchase of fuel used in the power plant and, if taking into consideration of processing, storage and transportation of fuel, a power plant should pay 70 to 80 million RMB directly and indirectly during the process of fuel supply.  Thus the cost of the power plant becomes the income of farmers and brokers. Besides, crop stalk power plants are constructed in rural areas where resources of bio-energy are rich, so they will also attract more young people with advanced science and technology education and experience to work in countryside. This will also good for sustainable development of poor areas and new countryside construction.

Protection of environment and creation of new energy.

Abandoned crop stalks seriously affect the view of rural areas and cause environmental pollution. Burning these crop stalks brings more danger to the air and fire protection and even affects traffic safety.  A 25 MW power plant compared with fire powered generation projects can eliminate 200,000 tons of CO2 emission a year. This multi-function comprehensive agriculture utilization, biomass power plant can also promote the development of clean energy, prevent desertification and soil erosion.

Development of modern agriculture machineries and equipment.

A 25 MW biomass power plant needs modern equipment worth 15 to 30 million RMB, which will bring a series of agricultural machinery modernization into the countryside.

Regulatory Approval of AGEL's Green Power Services

In order to build a biomass power plant, an adequate supply of the waste biomass feedstock for the power plant has to be established and our formulated biomass feedstock crop and waste program must meet the financial viability requirement before it can proceed to apply for the permit.

Power utilities are regulated industries, globally, and some of the largest government owned and operated networks have now deregulated to allow renewable green energy privatisation. These permits are normally issued for 15 to 20 years of operating rights issued to the owners of these permits. New community-type power plants are encouraged by the government in new suburb and cities away from the capital in order to deliver cheaper energy to the distant population. Environmental impact studies on the effect of the project can cause significant delays due to various environmental agencies, land used rights and power grid contracts.

As of the date of this registration statement we are simultaneously seeking the application of biomass power plant permits in China, Australia, Canada and the U.S.

Regulatory Process in China

China’s National Reform and Development Committee (“NRDC”) in the National power industry restructuring regulatory authority is in charge of the approval of our biomass power plant permit in Henan province. This application approval was granted under major overseas investment capital projects as an investment in a significant business of over 100 million RMB.

At the date of this registration statement, we are preparing to file our application with the EPA (with the assistance of JOINWIN LIMITED from Hong Kong ("JOINWIN")). JOINWIN was engaged to file for regulatory compliance and project certification in April 2009, in order to have registration approval for the permit before the second quarter of 2010.

We have been advised by JOINWIN that, due to the fact that this project is now listed as the major provincial project in Henan province, the government’s renewable energy loan grant and incentives can help us reduce and support the cost of this project. The complete verification, submission and registration process will last between 6 -9 months and will cost us up to U.S. $500,000.

During the biomass power plant registration process, contracts from various agencies regulating land use, building, agricultural, labour and the power grid will be finalised and approved for issuance of a transitional temporary permit to build the power plant facilities and the training of staff and contractors.

Based on our proposed land acquisition agreement, the land cost for 200 acres used to build the power plant facilities will be US$2.6 million from the local government. All utilities and road network connection facilities will be provided free from the local government.

ALPHA AUCTUS PTY LTD

ALPHA AUCTUS PTY LTD (“AAPL”), an Australian Greenhouse Gas (“GHG”) project developer and carbon credit assets creation company is the nominated project developer for AGEL. William TIEN is the managing director of AAPL and environmental management service auditor.   This biomass feedstock financial formulation is jointly developed by AGEL and AAPL to facilitate AGEL in seeking feasible biomass power plants with a minimum 25% in the return on investment (“ROI”) in AGEL.

The carbon offsets created by AGEL will be exclusively managed and brokered by AAPL and the submission and verification of the voluntary credits and Clean Development Mechanism (“CDM”) application process with the United Nations Framework Convention on Climate Change (“UNFCCC”).

Size of the Biomass Market

A significant portion of the agricultural waste to be used in our biomass plants will come from potato production.  Below is a summary of the world’s potato production.

World potato production, 1991-2007

	1991	1993	1995	1997	1999	2001	2003	2005	2007
Countries	million tons
Developed	183.13	199.31	177.47	174.63	165.93	166.93	160.97	159.97	159.89
Developing	84.86	101.95	108.50	128.72	135.15	145.92	152.11	160.01	165.41
WORLD	267.99	301.26	285.97	303.35	301.08	312.85	313.08	319.98	325.30
Source: The United Nation Food and Agriculture Organization Statistics ("FAOSTAT") at: http://faostat.fao.org

According to the UN Food and Agriculture Organization ("FAO" see http://www.potato2008.org/en/world/index.html), the world potato sector is undergoing major changes. Until the early 1990s, most potatoes were grown and consumed in Europe, North America and countries of the former Soviet Union. Since then, there has been a dramatic increase in potato production and demand in Asia, Africa and Latin America, where output rose from less than 30 million tons in the early 1960s to more than 165 million tons in 2007. FAO data show that in 2005, for the first time, the developing world's potato production exceeded that of the developed world. China is now the biggest potato producer, and almost a third of all potatoes is harvested in China and India.

Potato production, by regions, in 2007:

	Harvested area	Quantity	Yield
	hectares	tons	tons/hectare
Africa	1,541,498	16,706,573	10.8
Asia/Oceania	8,732,961	137,343,664	15.7
Europe	7,473,628	130,223,960	17.4
Latin America	963,766	15,682,943	16.3
North America	615,878	25,345,305	41.2
WORLD	19,327,731	325,302,445	16.8
Source: FAOSTAT

Top Biomass Producers for 2010

Name of Country		Quantity (MW)
1.	China	5,500
2.	Russian Fed.	36,784,200
3.	India	26,280,000
4.	United States	20,373,267
5.	Ukraine	19,102,300
6.	Poland	11,791,072
7.	Germany	11,643,769
8.	Belarus	8,743,976
9.	Netherlands	7,200,000
10.	France	6,271,000
Source: FAOSTA T

Characteristics of biomass resources of China

Since biomass is treated as non-commercial energy, China has not kept official records regarding its biomass resources, their characteristics or geographical distribution. However, there still is adequate information from various sources to estimate the biomass resources.

There are various types of biomass in China. They come mainly from crop residues, firewood, forestry residues and organic refuses, such as animal dung and municipal solid wastes. Also, industrial wastes from rice mills, timber mills, sugar and beer and food production can be used for energy. It is estimated that a total amount of over 487 million tons of oil equivalent tons from biomass is available annually for energy use in China, of which about 370 million tons or 76% could be utilized for electricity and heat production and the remaining 117 million tons could be used for agricultural applications in rural areas.

The biomass density in plough of agricultural areas is about 750 ton/square km.  The high end top most biomass density of Henan and Jiangsu province is only 280 ton/square km, while the density in most area is about 100 ton/square km.

Competition

Strategy

We have established different market entry strategies for China, Canada and the U.S.

In China, our working partners are from the research organisation in agricultural and climate change academic agencies. Through our research program in biomass feedstock crops, most of these crops are not food chain crop. The land we used contains minimum water sources and the land has slightly higher alkaline-based soil (measured between PH 9-11). The target biomass power plant sites will need to lease at least 20,000 acres for biomass supply feedstock or equivalent to a minimum of 400,000 tons of dried biomass waste, like straws, stalks and husk for each year. This waste will be stored within a 10 km radius in storage depots for harvest collection and preparation of the biomass waste for the power plant. We have identified more than 30 sites in Central China and will progress to acquire more biomass power plant licences after the commissioning of our first biomass power plant in Jiyuan city. Each of these biomass power plant permits for a maximum of 15 years with operational energy rebate incentives and land use of not more than 50 years.

In Canada, we have a strategic business partner from the leading sustainable energy company with access to a Canadian government agency as our equity partner. This strategic partnership is being kept confidential as this is highly market sensitive information and will only be released upon approval of the Canadian biomass permit for pilot 10 MW facility in Toronto. This project will be equity and debt financed through our Canadian partner and our contribution is the design, construction, and operation of the plant. The project includes a 20 year off-take agreement with the local power grid guaranteed by the government. With the pilot plant approved and built in Canada, we will be able to seek opportunities in the U.S., using the Canadian power plant as our demonstration site in North America.

In Australia, with the new Emission Trading Scheme (“ETS”), the government’s 2020 plan is now a central mandate to achieve 20% of the national energy source in Australia from renewable energy programs. The privatisation of the energy grid monopoly from two major players to include community based power plant projects.

We have the opportunity to introduce 10 to 12 MW biomass power plants in these rural communities using the resources of easily grown and generated biomass like Camphor and turpentine pine trees that grow in abundance and that local councils have tried to rid from the land. As these trees produce higher calorific value, they are suitable for biomass power plant project.

Once we establish a foothold in the market, we will attempt to establish strategic relations with several large equipment manufacturers and renewable clean tech energy fund players who already have a regional distribution network. This will enable us to rapidly increase our global market share and coverage without investing in building a global distribution network from scratch. At this stage, based on this model, we will implement its technology for these strategic partners, who will be responsible for supporting our acquisition plans for the smaller and private owner biomass power plants and focus on marketing and energy sales activities.  This will enable us to focus on developing additional cost-effective biomass raw materials to fuel the biomass power plants.

Employees

At the date of this registration statement, we employ 2 full-time contractors and several commissioned agents and technical advisors in China and Canada. We intend to employ regional administrative managers for each region we will be active in.

Corporate Development

Subject to fund raising and regulatory approvals, management plans to expand the Company’s activity in the U.S., Canada, Australia and Asia. The expansion to U.S. and Canada regions will be by nominations of administrative managers to handle the opportunity for the Company’s services and support within these regions. The Company also intends to enter into strategic partnership agreements with targeted international corporations who are active in these regions.

In order to execute our expansion plan to the U.S., we intend to establish a subsidiary that will undertake the development, marketing and technical support of the project development of our services within the U.S. Management intends that this subsidiary will also participate in the Joint Venture with our Canadian strategic partner for the project development marketing of biomass power plants. The subsidiary will employ special product managers and the necessary staff to handle the development of projects within the U.S. and Canada.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as our Board of Directors deems relevant.

Report to Shareholders

Upon the effectiveness of this registration statement, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required.

DESCRIPTION OF PROPERTY

The Company and its subsidiary currently lease office space at Level 4, 150 Albert Road, South Melbourne, Victoria 3205, Australia. The Company currently pays monthly rent of U.S. $1,000 (A$1250) per month pursuant to a 12 month lease with an option for an additional 12 months, effective as of September, 2009.

LEGAL PROCEEDINGS

From time to time we may be a defendant or plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the owner of our property or the manufacturer of our products that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party in any proceedings, which may be adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Nasdaq, AMEX or OTC Bulletin Board maintained by FINRA upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Nasdaq, AMEX or OTC bulletin board or any other market or, if traded, that a public market will materialize.

Record Holders

As of February 15, 2010, there were more than 1500 potential shareholders of record of our common stock, pending registration of the Eastbridge Share Dividend and including the dividend recipients.

Rule 144 Shares

Of the total of 104.5 million outstanding shares of our common stock, none is currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, an affiliate who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

  1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 1,045,000 shares as of the date of this prospectus; or

  If listed on an exchange, the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Non-affiliates who have beneficially owned shares for a period of at least six months of a company that has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a minimum ninety (90) days are not subject to the “volume limitations” set under rule 144(e).

Sales by affiliates under Rule 144 are also subject to manner-of-sale provisions and notice requirements and to the availability of current public information about the company.  Non-affiliates who have beneficially owned shares for a period of a year or longer are not subject to the currency of information requirements.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

While there are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends, we have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

Equity Compensation Plan Information: No options have been granted under an Equity Compensation Plan or any other similar plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Background

FIBERONE was established in 2004 with a vision towards developing a maintenance and service business for the Fiber Optics industry.

On September 30, 2009, we purchased 95% of the equity interests of FIBERONE from FIBERONE’s shareholders in consideration for US$ 105,000 (the “Acquisition Agreement").  As a result, FIBERONE became a subsidiary of the Company.

Due to the magnitude of this unsolved problem and the enormous impact of a long-awaited solution in the global agricultural industry, management believes that AGEL is positioned to become a leading company in this field.

Plan of Operation and Financing Needs

The Company has sustained operating losses and its cash needs extend beyond its current resources. Subsequent to the first quarter of 2010, the Company will exhaust most of its liquid assets. In addition, the Company does not have a reliable source of future funding. These factors create an uncertainty about the Company’s ability to continue as a going concern.

As of the filing date of this registration statement, we have generated no revenues from sales of our services to customers.

In order to complete our biomass power plant and to generate revenue we will require working capital in the sum of U.S. $1.0 million by year-end 2010 (out of which we have already raised U.S. $100,000 as of December 31, 2009), and U.S. $20 million by the end of 2011, respectively.  We hope to raise funds from Institutional Investors and private investors by end of 2010 in the net amount of U.S. $5 Million.

As of the date of the filing of this registration statement, there is no expected purchase or sale of land, plant or significant equipment in the next 12 months. There are no planned significant changes in the number of employees over the next 12 months; however, if a contract that requires significant staff increase is presented and executed, it may be necessary to hire additional employees.

Liquidity and Capital Resources

The Company does not have a reliable consistent source of future funding. These factors create an uncertainty about the Company’s ability to continue as a going concern.

The Company anticipates that it will begin to realize material revenues by the end of 2012, as clients will begin to utilize and pay for the Company’s biomass power plant project developments, and we have determined that approximately $20 million of additional funding is necessary to provide development funding until the China biomass project revenue sales that are due to begin in 2012.

Management believes that as a result of anticipated financing in 2010 and 2011, and with certain revenues to be received from the sale and delivery of its products to clients, there will be sufficient capital to meet operating needs for the year ended December 31, 2012. However, there can be no assurance that we will be able to obtain such financing, on terms acceptable to us and at the times required, or at all. In addition, there can be no assurance that the contracts that the Company is relying upon will generate sufficient revenue to meet its operating needs, and therefore, there is a risk that the Company will not have sufficient capital or liquidity in the future, if these contracts do not come to fruition, or do not generate the revenue the Company anticipates.

If these contracts do not generate the anticipated revenue, it is likely the Company will not have sufficient liquidity or capital resources to sustain itself without additional financing, and there is no assurance that additional financings will be available to the Company, or if such financing will be available on acceptable terms.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

The Securities and Exchange Commission defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our accounting policies are described in the financial statements appearing elsewhere in this report. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. Due to the early stage of operations of the Company there are no accounting policies that are considered to be critical accounting policies by the management.

Recently issued accounting pronouncements

FAS 141(R), "Business Combinations"

In December 2007, the FASB issued FAS 141(R), “Business Combinations”. This Statement will replace FAS 141, “Business Combinations” (“FAS 141(R)”). FAS 141(R) retains the fundamental requirements of FAS 141 with respect to the implementation of the acquisition method of accounting (“the purchase method”) for all business combinations and for the identification of the acquirer for each business combination. This Statement also establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, how the acquirer recognizes and measures the goodwill acquired in a business combination and the disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

FAS 141(R) will apply prospectively to business combinations for which the acquisition date is on or after December 15, 2008 (January 1, 2009 for the Company). Early adoption of FAS 141(R) is prohibited. The Company has not yet evaluated this statement for the impact, if any, that it will have on the financial position and results of operations on the Company.

FAS 160, "Noncontrolling Interests in Consolidated Financial Statements"

In December 2007, the FASB issued FAS 160, “Non-controlling Interests in Consolidated Financial Statements” (“FAS 160”). This Statement amends ARB 51 and establishes accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. FAS 160 is effective for fiscal years beginning on or after December 15, 2008 (January 1, 2009 for the Company). Early adoption of FAS 160 is prohibited. The Company has not yet determined the impact, if any, that FAS 160 will have on its financial position and results of operations.

FAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles"

In May 2008, the FASB issued FAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("FAS 162"). FAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States (the GAAP hierarchy). FAS 162 is effective sixty days following the SEC's approval of PCAOB amendments to AU Section 411, "The Meaning of 'Present Fairly in Conformity With Generally Accepted Accounting Principles'". The Company is currently adhere to the hierarchy of GAAP as presented in FAS 162, and the adoption is not expected to have a material impact on the financial position and results of operations on the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes to or disagreements with our certifying accountant.

DIRCTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of February 15, 2010. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position
William TIEN	50	President/CEO
Donald LOW	44	Vice-President /CFO
Jeffrey TAN	43	Director

William TIEN

Mr. William TIEN is the CEO and President of the Board of Directors, and has served as such since April 2009 William TIEN founded ALPHA AUCTUS PTY LTD a greenhouse gas project development and carbon offset broking company, ALPHA WEALTH FINANCIAL SERVICES PTY LTD. William TIEN has invested in a wide range of early stage start-ups. He is currently serving as Company Secretary of Australian publicly listed company, ATECH HOLDINGS LIMITED (ASX: ATH).

Donald LOW

Mr. Donald LOW is our Vice-President, and joined the Company in August 2009. Donald has extensive experience in corporate advisory/finance in various sectors including plantations, telecommunications, manufacturing, infrastructure development and investments with the objective of maximizing shareholders’ wealth.

He has served on various boards of both private and publicly listed companies in Asia. He is currently the Acting Chief Executive Officer of Anglo Eastern Plantations Plc (AEP: LSE) listed on the London Stock Exchange. In addition he sits as the Chairman of ASX listed ATECH HOLDINGS LIMITED (ASX: ATH) and Director of Oriented Media Group Berhad a public listed company quoted on the MESDAQ Board of Bursa Malaysia (the Malaysian Stock Exchange).

His work in restructuring involves the debt/capital structures of the affected companies as well as hands on approach to the operations where he has served as Chief Executive Officer.

Jeffrey TAN

Mr. Jeffrey TAN is our Director, and joined the Company in October 2009. Currently assisting in sourcing ideal investment opportunities for various Chinese and Indian investors interested in the Australia resource sector. This facilitation work requires Jeffrey to use his network base in the sector in both research and corporate contacts to find the most suitable candidates for these investors and also requires a development of a corporate finance strategy to provide the best environment where both entities can beginning showing interest to proceed into a corporate arrangement. Jeffrey has 16 years experience in equities and derivative markets and client portfolio advisory role, facilitation of significant resource and property projects.

Employment Agreements

The Company has entered into separate employment agreements with several of its executive officers, namely, Mr. William TIEN, Mr. Donald LOW and Jeffrey TAN. We have also entered into employment agreements with two of our employees under regular terms of employment. There are no special collective employment agreement which relate to us and our employees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation that will be paid to our principal executive officers beginning in 2010.  The below officers were not paid a salary in 2009.

SUMMARY COMPENSATION TABLE
		Salary	Bonus	Stock Awards	Option awards	Non-equity incentive plan compensation	Change in pension value and non qualified deferred compensation	All Other Compensation	Total
Name and principal position	Year	($)	($)	($)	($), (a)	($)	($)	($)	($)

William TIEN,	2010	120,000-	-	-	-	-	-	-	120,000-
President (1)

Donald LOW,	2010	80,000-	-	-	-	-	-	-	80,000-
Vice President (2)

Jeffrey TAN, Director (3)	2010	60,000-	-	-	-	-	-	-	60,000-

(1) Dr.(1). Mr. William TIEN began his employment with the Company in August 2009.
(2). Mr. Donald LOW began his employment with the Company in August 2009.
(3). Mr. Jeffrey TAN began his employment with the Company in October 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 of the Company’s outstanding common stock as of September 30, 2009 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, (ii) each director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares. The figures are based on a total of 104,500,000 common shares as of September 30, 2009.

Beneficial ownership means sole and shared voting power or investment power with respect to a security. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to options and/or warrants currently exercisable, or exercisable at a later date, are counted as outstanding, but these shares are not counted as outstanding for computing the percentage ownership of any other person. At this time, however, there are no such options or warrants granted or outstanding.

IDENTITY OF PERSON OR GROUP	ACTUAL AMOUNT OF SHARES OWNED	ACTUAL PERCENT OF SHARES OWNED	CLASS
Capital 8 Research LTD	14 million	13.4%	Common
Jill Wai-Kin Tan	20 million	19.2%	Common
Auspore Trust	28 million	26.8%	Common
TOTAL	62 million	59.4%	Common

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through any means including the exercise of any option, warrant or conversion of a security.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than disclosed herein, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Any member of the immediate family of any of the foregoing persons.

It should be noted that none of the directors of the Company is independent.

Expenses and Meetings

All officers and directors will be reimbursed for any expenses incurred on our behalf, including travel, lodging and meals. They may also, at such time as we have sufficient revenues from operations of our business, receive a fee for Board meetings attended, including meetings of committees of our Board, however, no such fees have been paid as of the date of this filing.

Directors and officers attend board meetings at least once every month or up to 12 times per year. No directors or officers have attended less than 90% of the meetings. All directors and officers attended the previous year’s Annual General Meeting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Arizona statutes provide, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

The Company’s Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Arizona law. Such indemnification applies in advance of the final disposition of a proceeding.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director or officer.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Eastbridge Investment Group Corporation is paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers.

Under provisions of the certificate of incorporation and bylaws of the registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the registrant unless such court also finds that such person is nevertheless fairly and reasonably entitled to indemnity.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of FiberOne for the Years Ended December 31, 2008 and 2007

Pro Forma Financial Statements of Alpha Green Energy Limited for the nine months ended September 30, 2009

Report of Independent Registered Public Accounting Firm

Board of Directors
Fiber One Limited

We have audited the accompanying consolidated balance sheets of Fiber One Limited as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Fiber One Limited as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with U. S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, at December 31, 2008, the Company had a working capital deficiency of $775 as well as an accumulated deficit, also in the amount of $775.  These factors, among other things discussed in Note 3 to the financial statements, raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue in operation.

/s/ Robert G. Jeffrey
ROBERT G. JEFFREY
February 12, 2010
Wayne, New Jersey

FIBER ONE LIMITED

BALANCE SHEETS

DECEMBER 31, 2008 AND 2007

ASSETS	2008	2007
Current Assets:
Cash	$ 451	$ 26,272
Accounts receivable	-	17,785
Total current assets	451	44,057
Total Assets	$ 451	$ 44,057

LIABILITIES AND DEFICIT
Current Liabilities:
Accrued expenses	$1,226	$ -
Employee advances	-	13,344
Liability for income taxes	____-	5,069
Total current liabilities	1,226	18,413

Deficit:
Retained earnings (deficit)	(832)	25,653
Accumulated other comprehensive income (loss)	57	(9)
Total equity (deficit)	(775)	25.644
Total Liabilities and Deficit	$ 451	$ 44,057

The accompanying Registered Accountants Report and Notes are integral to these financial statements.

FIBER ONE LIMITED

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Sales	$ 32,216	$ 47,643
Cost of sales	24,003	17,348
Gross Profit	8,213	30,295

Operating expenses	39,836	58
Operating Income	(31,623)	30,237

Other income
Interest income	69	229
Other income	-	256
Total other income	69	485

Income Before Income Taxes	(31,554)	30,722
Provision for income taxes	(5,069)	5,069

Net (Loss) Income	(26,485)	25,653
Other comprehensive income (loss)	66	(9)
	______	______
Total Comprehensive Income	$(26,419)	$ 25,644

See note #9 on the lack of common shares, as is common in China.

The accompanying Registered Accountants Report and Notes are integral to these financial statements.

FIBER ONE LIMITED

STATEMENTS OF CHANGES IN EQUITY

			Accumulated
			Other
	Paid In	Retained	Comprehensive
	Capital	Earnings	Income (Loss)	Total
Balance December 31, 2006	$ -	$ -	$ -	$ -

Results of the year 2007		25,653	(9)	25,644
	_____	______	___	______
Balance, December 31, 2007	-	25,653	(9)	25,644

Results of the year 2008		(26,485)	66	(26,419)
	_____	______	___	______
Balance, December 31, 2008	$ -	$ (832)	$ 57	$ (775)

The accompanying Registered Accountants Report and Notes are integral to these financial statements.

FIBER ONE LIMITED

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Cash Flows from Operating Activities:
Net income (loss)	$(26,485)	25,653
Adjustments to reconcile net income (loss) to cash
flows from operating activities:
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	17,785	(17,785)
Increase (decrease) in employee advances	(13,344)	13,344
Increase in accrued expenses	1,226	-
(Decrease( increase in income tax liability	(5,069)	5,069

Net Cash Provided (Consumed) By
Operating Activities	(25,887)	26,281

Cash Flows From Investing Activities	-	-

Cash Flows From Financing Activities	-	-

Effect on cash of exchange rates	66	(9)
	______	______
Net change in cash	(25,821)	26,272
Cash Balance, Beginning of Period	26,272	-
Cash Balance, End of Period	$ 451	$ 26,272

The accompanying Registered Accountants Report and Notes are integral to these financial statements.

FIBER ONE LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

1.             ORGANIZATION AND BUSINESS

Organization of Company

The Company is a Hong Kong corporation formed on January 17, 2007                           .

Business

The Company is a supplier of computer parts and equipment, principally to customers in China, Hong Kong, and the United States.  Merchandise is purchased in the same geographical locations.

The Company was inactive at the end of 2008.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

Deferred income taxes are recorded to reflect the tax consequences or benefits to future years of any temporary differences between the tax bases of assets and liabilities, and of net operating loss carry-forwards.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimated.

FIBER ONE LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Advertising Costs

The Company will expense advertising costs when an advertisement occurs.  There has been no spending thus far on advertising.

Segment Reporting

Management will treat the operations of the Company as one segment.

3.             GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the financial statements, the Company had a material working capital deficiency and an accumulated deficit at December 31, 2008, and it experienced a significant loss during 2008.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

The Company’s plans, the realization of which cannot be assured, to overcome these difficulties include but are not limited to efforts to raise capital through shareholder loans and sales of capital stock.

4.             RELATED PARTY TRANSACTIONS

The general manager of the Company received advances from the Company during 2007 and 2008 totaling $35,033; he also collected Company receivables during that period that totaled $8,854.  These funds were used to pay company obligations totaling $38,861 and $2,930 was returned to the Company.  Thus, at December 31, 2008, $2,096 was owed to the Company.  Management elected not to pursue collection of this receivable and it was written off as a bad debt.

The general manager was awarded a salary during 2008 of $36,885, which was the only compensation paid to him for his two years of service.

FIBER ONE LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

5.             OPERATING EXPENSES

Operating expenses consist primarily of bank charges and, in 2008, a management salary ($36,885) and a bad debt write off ($2,096) (see Note 4).

6.             INCOME TAXES

The Company experienced losses had taxable income in 2007 but experienced a significant loss in 2008.  The tax laws of Hong Kong permit losses to be carried back to offset gains of prior years.  Thus, although a tax return was not filed for 2007, there would be no tax due for that year if one was filed.  The loss of 2008 exceeded the taxable income of 2007 by $780.  This excess loss can be carried forward to offset future profits.  The potential benefit of this loss carry forward has been recognized on the books of the Company, but it has been offset by a valuation allowance.  If not used, the loss carryforward will expire in the year                   .

Under Statements of Financial Accounting Standards, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized.  The Company has recorded noncurrent deferred tax assets as presented below.

Deferred Tax Assets                            $         137

Valuation Allowance                                    (137)

Balance Recognized                           $              -

There are no transactions other than the losses mentioned above which would create deferred tax assets or liabilities.

7.             SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income taxes during either of the periods presented.  There were no non-cash investing or financing activities during either 2008 or 2007.

FIBER ONE LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

8.             RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

The Company does not anticipate the adoption of recently issued accounting pronouncements to have a significant effect on the Company’s results of operations, financial position or cash flows.

9.             COMMON STOCK

 As is Customary in China, common stock was not issued. Instead, investors in the Company are awarded a percentage of ownership based on their proportionate investment.

10.           SUBSEQUENT EVENTS

On September 30, 2009, 95% of the equity interests were sold to Alpha Green Energy Limited (Alpha Green) and the Company became a subsidiary of Alpha Green.  Alpha Green is an Arizona corporation which is a developer of renewable energy projects.  Future financial statements of the Company will be consolidated with those of Alpha Green.

CONSOLIDATED AND PRO FORMA FINANCIAL STATEMENTS

ALPHA GREEN AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2009

(Unaudited)

ASSETS:

Cash	$405

Investments	50,000

Total Assets	$50,405

LIABILITIES AND DEFICIT:

Current liabilities:

Acquisition liability	$105,000
Other payable	2,885
Accrued expenses	1,226
Total current liabilities	109,111

Deficit:

Common stock( 200,000,000 authorized shares
of nor par value; 49,700,000 shares outstanding)	78,300

Accumulated deficit	(137,063)
Comprehensive income	57
Total deficit	(58,706)

Total liabilities and deficit	$50,405

Alpha Green was formed on April 21, 2009.

ALPHA GREEN AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 21, 2009 TO SEPTEMBER 30, 2009

2009

Sales	$ -
Costof sales	-

Gross profit	-

Operating expenses	136,190

Operating loss	(136,190)

Other income(expense)

Net loss before income taxes	(136,190)

Income taxes	-

Net loss	($136,190)

Alpha Green was formed on April 21, 2009

ALPHA GREEN ENERGIES LIMITED

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM APRIL 21, 2009 TO SEPTEMBER 30, 2009

2009
Cash Flows from Operating Activities:

Net income (loss)	$(136,190)
Adjustments to reconcile net income (loss) to cash
flows from operating activities:
Stock Compensation expense	10.000
Impairment expense	105,000
Changes in assets and liabilities:
Increase in other payables	2,885
Net Cash Consumed By Operating Activities	(18,305)

Cash Flows From Investing Activities:
Option to purchase another company	(50,000)
Net Cash Consumed By Investing Activities	(50,000)

Cash Flows From Financing Activities
Proceeds from sale of common stock	68,300
Net Cash Provided by Financing Activities	68,300

Effect of exchange rates on cash	-

Net change in cash	(5)
Cash Balance, Beginning of Period	410
Cash Balance, End of Period	$ 405

ALPHA GREEN ENERGY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

1.      BASIS OF PRESENTATION

The unaudited consolidated interim financial statements of Alpha Green Limited and its subsidiary (the “Company”) as of September 30, 2009 and for the period from April 21, 2009 to September 30, 2009 have been prepared in accordance with generally accepted accounting principles. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods. The results of operations for the period ended September30, 2009 are not necessarily indicative of the results to be expected for the period ended December 31, 2009.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the company’s subsidiary, Fiber One Limited, for the fiscal year ended December 31, 2008.

2.        ACQUISITION

On September 30, 2009, the Company acquired 95% of the equity interests of Fiber One Limited (Fiber One). Fiber One is a Hong Kong company in the business of buying and selling computer parts and equipment, principally involving customers and suppliers in China, Hong Kong, and the United States.

	PRO FORMA CONSOLIDATED BALANCE SHEET FOR ALPHA GREEN AND SUBSDIDIARY
AS OF SEPTEMBER 30, 2009

	FIBER ONE	ALPHA GREEN
	LIMITED	ENERGY	ADJUSTMENTS		PRO-FORMA
		LIMITED

Cash	$305	$100			$405

Investments ( option)		155,000	(105,000)	(1)	50,000

Goodwill			105,832	(1)
			(105,832)	(2)

Total Assets	$305.00	$155,100.00	-$105,000.00		$50,405.00

Current Liabilities

Liability for acquisition	$ -	$105,000	$ -		$105,000
Other		2,885			2,885
Accrued expenses	1,226				1,226

Total current liabilities	1,226	107,885			109,111

Deficit:

Paid in capital		78,300			78,300

Accumulated deficit	(978)	(31,085)	832	(1)	(137,063)
			(105,832)	(2)

Accumulated other comprehensive income	57				57

Total Deficit	(921)	47,215	(105,000)		(58,706)

Total liabilities and stockholders'deficit	$305	$155,100	($105,000)		$50,405

EXPLANATIONS FOR ADJUSTMENTS
1. To eliminate the investment in Fiber One and create goodwill
2. To impair the goodwill.

	ALPHA GREEN AND SUBSIDIARY
	PRO FORMA STATEMENT OF OPERATIONS
	FOR THE NINE MONTH PERIOD ENDED SEPTEMBER, 2009

	FIBER ONE	ALPHA GREEN	ADJUSTMENTS		PRO-FORMA
	LIMITED	ENERGY
		LIMITED

Revenues	$ -	$ -	$ -		$ -
CGS

Margin

Operating expenses	146	31,085	105,832	(1)	137,063

Operating loss	(146)	(31,085)	(105,832)		(137,063)

Other income(expense)

Net loss before taxes	(146)	(31,085)	(105,832)		(137,063)

Tax expense	-	-	-		-

Net loss	(146)	(31,085)	(105,832)		(137,063)

Comprehensive income	-	-	-		-

Total comprehensive loss	($146)	($31,085)	($105,832)		($137,063)

EXPLANATIONS:

1.	Reflects impairment of investment in Fiber One Limited

	ALPHA GREEN ENERGIES LIMITED
	PRO FORMA STATEMENT OF PERATIONS
	FOR THE YEAR ENDED DECEMBER 31, 2008

	FIBER ONE	ALPHA GREEN	ADJUSTMENTS	PRO FORMA
	LT'D	ENERGY
		LIMMITED

Sales	$32,216			$32,216
Cost of sales	24,003			24,003

Gross profit	8,213			8,213

Operating expenses	39,836			39,836

Operating loss	(31,623)			(31,623)

Other income

Interest income	69			69

Net loss before income taxes	(31,554)			(31,554)

Provision for incomne taxes	(5,069)			(5,069)

Net loss	(26,485)			(26,485)

Other comprehensive income	66			66

Total comprehensive loss	($26,419)			($26,419)

Alpha Green Energy Limited was formed April 21, 2009

EXHIBITS

3.1                Certificate of Incorporation filed with State of Arizona*

3.2                Bylaws*

5.1          Opinion of Legal Counsel, Dieterich and Mazarei*

10.1            Business Acquisition Agreement between Alpha Green and Eastbridge Investment Group Corp., dated April 10, 2009*

10.2            Extension of Business Acquisition Agreement between Alpha Green and Eastbridge, dated September 1, 2009*

10.3            Listing Agreement between Alpha Green and Eastbridge Investment Group Corp., dated February 18, 2009*

23.1            Consent of Dieterich and Mazarei (Legal Counsel) (included in opinion listed as Exhibit 5.1)*

23.2            Consent of Auditor*

* Filed with the Company's original Form S-1 on February 16, 2010

UNDERTAKINGS AND SIGNATURES

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any registration statement or prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the registration statement or prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized on February 24, 2010.

Alpha Green Energy Limited

/s/  William Tien

Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE
/s/ William Tien William Tien	Chief/Principal Executive Officer	February 24, 2010
/s/ Donald Low Donald Low	Vice-President and Chief/Principal Financial Officer	February 24, 2010
/s/ Jeffrey Tan Jeffrey Tan	Director	February 24, 2010